SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                       ----------------------------------

                                    FORM 8-K

                                 CURRENT REPORT

                       PURSUANT TO SECTION 13 OR 15 (d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934

         Date of Report (Date of earliest event reported): June 14, 2000

                                   ----------


                          INTERNET COMMERCE CORPORATION
             (Exact name of registrant as specified in its charter)
                          Commission file number 024996

           Delaware                                         133645702
 (State or other jurisdiction of                 (I.R.S. Employer Identification
 incorporation or organization)                              Number)


                   805 Third Avenue, New York, New York 10022
                    (Address of principal executive offices)
                                   (Zip Code)

                                 (212) 271-7640
              (Registrant's telephone number, including area code)

                          INTERNET COMMERCE CORPORATION

                                    FORM 8-K

                                 CURRENT REPORT

                                TABLE OF CONTENTS

                                                                           Page
                                                                           ----

Item 5.  Other Event..........................................................3

Item 7.  Exhibit..............................................................3

Signature.....................................................................4

Item 5  Other Event

      On June 14, 2000, Internet Commerce Corporation ("ICC") entered into an Agreement and Plan of Merger, among ICC, ICC Acquisition Corporation, Inc., a wholly-owned subsidiary of ICC, Research Triangle Commerce, Inc. ("RTCI"), Jeffrey LeRose and Blue Water Venture Fund II, L.L.C. (the "Selling Shareholders") (such Agreement, the "Merger Agreement") and, in connection with the Merger Agreement, loaned $5,000,000 to RTCI against receipt of a Promissory Note from RTCI. The merger contemplated by the Merger Agreement and the Promissory Note are described below.

The Merger

      ICC's newly formed wholly-owned subsidiary will merge with and into Research Triangle Commerce, Inc. (the "Merger") with RTCI surviving the Merger as a wholly-owned subsidiary of ICC. ICC shall pay aggregate consideration of $42,000,000 to the RTCI shareholders and option and warrant holders, consisting of (i) RTCI's cash on hand at the effective time of the Merger, up to a maximum of $4,000,000 (the "Cash at Closing") and (ii) shares of ICC Class A Common Stock (the "ICC Shares") equal to the number of shares obtained by dividing (x) $42,000,000 minus the Cash at Closing by (y) the average closing price of ICC's Class A Common Stock for the ten days ending three days prior to the effective time of the Merger (the "Market Price"). The Market Price is subject to a maximum of $21.111111 and a minimum of $12.666667, so that a maximum of 3,315,790 ICC Shares and a minimum of 1,800,000 ICC Shares are issuable in connection with the Merger. Options and warrants to purchase RTCI stock shall be converted into the right to receive upon exercise of such options and warrants the amount of cash and shares of ICC common stock which the holders of such options and warrants would have received if such options and warrants had been exercised immediately prior to the effective time of the Merger.

      In connection with the Merger, the Selling Stockholders shall have the right to appoint two members to the ICC Board of Directors, one of whom shall be Jeffrey LeRose and the other of whom shall be an independent individual with recognized experience and reputation in the industry, which individual shall be reasonable acceptable to ICC. If such second individual is not identified at the effective time of the Merger, the Selling Stockholders shall nominate a current member of RTCI's Board of Directors to be a director of the ICC Board of Directors, which member shall be reasonably acceptable to the ICC Board of Directors.

      The Merger Agreement and the Merger are subject to shareholder approval of RTCI and other customary closing conditions. The Selling Stockholders have agreed to vote all of their shares for such approval. The issuance of the ICC Shares is subject to ICC stockholder approval, which will be solicited at a special meeting of the ICC stockholders for which a proxy statement will be prepared.

Promissory Note

      ICC loaned $5,000,000 to RTCI on June 14, 2000. If the Merger is not consummated by August 15, 2000, the principal of and all accrued and unpaid interest on the loan will automatically convert into shares of RTCI common stock at a pre-money valuation for RTCI of $42,000,000.


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

If the Merger is not effective by November 30, 2000, RTCI shall cause one person nominated by ICC to be elected to RTCI's Board of Directors for so long as ICC holds any shares of RTCI common stock.

Item 7.  Exhibit

c)  Exhibit

Agreement and Plan of Merger dated as of June 14, 2000, among the Company, ICC Acquisition Corporation, Inc., a wholly-owned subsidiary of the Company, Research Triangle Commerce, Inc., Jeffrey LeRose and Blue Water Venture Fund II, L.L.C.


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

                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 14, 2000

                                    INTERNET COMMERCE CORPORATION


                                    /s/ Dr. Geoffrey S. Carroll
                                    ------------------------------------------
                                    Dr. Geoffrey S. Carroll
                                    President and Chief Executive Officer
                                    (Principal Executive Officer)

                                                                         Exhibit

                          AGREEMENT AND PLAN OF MERGER

            AGREEMENT AND PLAN OF MERGER (this "Agreement"), dated as of June 14, 2000, among Internet Commerce Corporation, a Delaware corporation ("ICC"), a party to this Agreement but not a constituent corporation in the Merger (as hereinafter defined), ICC Acquisition Corporation, Inc., a North Carolina corporation ("Buyer"), all of whose capital stock is owned directly by ICC, Research Triangle Commerce, Inc., a North Carolina corporation (the "Company"), and the individuals listed on the signature pages hereto (such persons being herein referred to individually as a "Seller" and collectively as "Sellers").

            WHEREAS, the Boards of Directors of ICC, Buyer and the Company, deeming it advisable and for the respective benefit of Buyer and the Company, and their respective shareholders, have approved the merger of Buyer with and into the Company on the terms and conditions hereinafter set forth, and have approved this Agreement and authorized the transactions contemplated hereby; and

            WHEREAS, the Board of Directors of the Company has determined to recommend to all of the Company's shareholders, including Sellers, that the Merger and this Agreement be approved; and

            WHEREAS, ICC, Buyer, the Company and Sellers desire to make certain representations, warranties and agreements in connection with, and establish various conditions precedent to, the Merger.

            NOW, THEREFORE, in consideration of the premises and the mutual covenants and agreements hereinafter set forth, the parties hereto, intending to be legally bound, hereby agree as follows:

1.    DEFINITIONS

      For purposes of this Agreement, the following terms have the meanings specified or referred to in this Section 1:

      "Articles of Merger"--as defined in Section 2.2.

      "Balance Sheet Date"--April 30, 2000.

      "Blue Water"-- Blue Water Venture Fund II, L.L.C.

      "Blue Water Convertible Note"--the Company's Convertible Subordinated 8% Debenture dated December 7, 1999 in the principal amount of $2 million payable to the order of Blue Water.

      "Blue Water Waiver Letter"--the side letter dated June 14, 2000 from Blue Water to ICC pursuant to which Blue Water agrees to waive Blue Water's rights under the Company's certificate of incorporation and under the Investor Rights Agreement dated as of January 22,

1999 by and among the Company, Blue Water and certain holders of the Company Capital Stock as set forth therein.

      "Buyer"--as defined in the first paragraph of this Agreement.

      "Cash at Closing"--the cash on hand of the Company at the Effective Time in excess of the sum of (x) the amount of the Company's borrowings under its existing bank line of credit and (y) accrued and unpaid interest on the Promissory Note, up to a maximum of $4,000,000.

      "Closing"--as defined in Section 2.1(b).

      "Closing Date"--the date and time as of which the Closing actually takes place.

      "Code"--as defined in Section 2.4.

      "Commission"--the United States Securities and Exchange Commission.

      "Company"--as defined in the first paragraph of this Agreement.

      "Company Capital Stock"--the Company Common Stock (including Company Restricted Stock) and the Series A Preferred Stock.

      "Company Common Stock"--the Common Stock, no par value per share, of the Company.

      "Company Restricted Stock"-- as defined in Section 2.12(b).

      "Company Series A Preferred Stock"--the Series A Preferred Stock, no par value per share, of the Company.

      "Company Shareholders"-- the holders of the Company Capital Stock.

      "Company Shareholders Meeting"--as defined in Section 4.28.

      "Contract"--any agreement, contract, obligation, promise or undertaking (whether written or oral and whether express or implied) that is legally binding.

      "Conversion Number"-- the number obtained by dividing (a) $42,000,000 less the Cash at Closing by (b) the Market Price of ICC Common Stock.

      "Damages"--as defined in Section 11.2(a).

      "Disclosure Schedule"--the disclosure schedule delivered by Sellers and the Company to ICC and Buyer concurrently with the execution and delivery of this Agreement.

      "Effective Time"--as defined in Section 2.2.


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

      "Effective Day for the Registration Statement"--the day on which the Commission declares a Registration Statement on Form S-3 relating to the resale of the ICC Shares pursuant to Sections 2.7(a), (b) and/or (c) effective.

      "Encumbrance"--any mortgage, charge, claim, community property interest, condition, equitable interest, lien, option, pledge, security interest, right of first refusal or restriction of any kind, including any restriction on use, voting, transfer, receipt of income or exercise of any other attribute of ownership.

      "Environment"--soil, land surface or subsurface strata, surface waters, groundwaters, drinking water supply, stream sediments, ambient air, plant and animal life and any other environmental medium or natural resource.

      "Environmental, Health and Safety Liabilities"--any cost, damages, expense, liability, obligation or other responsibility arising from or under any Environmental Law or Occupational Safety and Health Law and consisting of or relating to: (a) any environmental, health or safety matter or condition (including on-site or off-site contamination, generation, handling and disposal of hazardous substances, occupational safety and health and regulation of chemical and hazardous substances or products); (b) fines, penalties, judgments, awards, settlements, legal or administrative proceedings, damages, losses, litigation, including civil and criminal claims, demands and response, investigative, remedial, response or inspection costs and expenses arising under Environmental Law or Occupational Safety and Health Law; (c) financial responsibility under Environmental Law or Occupational Safety and Health Law for cleanup costs or corrective action, including any investigation, cleanup, removal, containment or other remediation or response actions required by applicable Environmental Law or Occupational Safety and Health Law and for any natural resource damages; or (d) any other compliance, corrective, investigative or remedial measures required under Environmental Law or Occupational Safety and Health Law. The terms "removal," "remedial" and "response action" include the types of activities covered by the United States Comprehensive Environmental Response, Compensation, and Liability Act, 42 U.S.C. ss. 9601 et seq., as amended ("CERCLA").

      "Environmental Law"--any and all federal, state, local, provincial and foreign, civil and criminal laws, statutes, ordinances, orders, codes, rules, regulations, permits, policies, guidance documents, judgments, decrees and agreements with any Governmental Authority of or relating to the protection of health and the Environment, worker health and safety, and/or governing the handling, use, generation, treatment, storage, transportation, disposal, manufacture, distribution, packaging, labeling or release of Hazardous Materials, including CERCLA; the Resource Conservation and Recovery Act, 42 U.S.C ss. 6901 et seq.; the Clean Air Act, 42 U.S.C ss. 7401 et seq.; and the Occupational Safety and Health Act, 29 U.S.C ss. 651 et seq.; and the state analogues thereto and any common law doctrine, including negligence, nuisance, trespass, personal injury or property damage related or arising out of the presence, release or exposure to Hazardous Materials.

      "ERISA"--the Employee Retirement Income Security Act of 1974, as amended, or any successor law.


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

      "Exchange Act"--the Securities Exchange Act of 1934, as amended, or any successor law.

      "Facilities"--any real property, leaseholds or other interests currently or formerly owned or operated by the Company and any buildings, plants, structures or equipment (including motor vehicles) currently or formerly owned or operated by the Company.

      "Financial Statements"--as defined in Section 4.5(a).

      "Fully Diluted Number of Shares"--the sum of (i) the total number of shares of Company Common Stock (including Company Restricted Stock) outstanding immediately prior to the Effective Time and (ii) the total number of shares of Company Common Stock issuable upon the exercise or conversion of all Company Series A Preferred Stock, options, warrants and other exercisable or convertible securities, including the Blue Water Convertible Note but excluding the Promissory Note, outstanding immediately prior to the Effective Time.

      "GAAP"--generally accepted United States accounting principles applied on a basis consistent with the basis on which the financial statements of the Company referred to in Section 4.5 were prepared.

      "Governmental Authority" --any court, tribunal, authority, agency, commission, bureau, department, official or other instrumentality of the United States, any foreign country or any domestic, foreign, state, local, county, city or other political subdivision.

      "Governmental Permit" --any license, franchise, permit or other authorization of any Governmental Authority.

      "Hazardous Activity"--the distribution, generation, handling, manufacturing, processing, production, release, storage, transportation, treatment, disposal or use of Hazardous Materials in, on, under, about or from the Facilities or any part thereof into the Environment, and any other act, business or operation that increases the danger or poses an unreasonable risk of harm to persons or property on or off the Facilities or that may affect the value of the Facilities or the Company.

      "Hazardous Materials"--any waste or other substance that is listed, defined, designated or classified as, or otherwise determined to be, hazardous, radioactive or toxic or a pollutant or a contaminant under or pursuant to any Environmental Law.

      "ICC"--as defined in the first paragraph of this Agreement.

      "ICC Common Stock"--the Class A Common Stock, $.01 par value per share, of ICC.

      "ICC Common Stock Issuance"--as defined in Section 7.6.

      "ICC SEC Reports"--as defined in Section 5.4(a).

      "ICC Shares"--the shares of ICC Common Stock to be issued to the Company Shareholders in connection with the Merger.

      "ICC Stockholders Meeting"--as defined in Section 4.28.

      "Indemnified Persons"-- as defined in Section 11.2(a).

      "Intellectual Property Assets" --as defined in Section 4.21(a).

      "IRS"--the United States Internal Revenue Service or any successor agency and, to the extent relevant, the United States Department of the Treasury.

      "Joint Proxy Statement"--as defined in Section 4.28.

      "Letter of Intent"--the Letter of Intent dated May 15, 2000 by and between ICC and the Company.

      "Liabilities"--any liability or other obligation of any kind or nature whatsoever, and whether absolute, accrued, contingent or otherwise, and whether known or unknown.

      "Market Price of ICC Common Stock"--the average of the closing prices per share of the ICC Common Stock for the ten trading days ending three trading days prior to the Effective Time; provided, however, that if the Market Price of ICC Common Stock is greater than $21.111111 or less than $12.666667, then the Market Price of ICC Common Stock shall be deemed to be $21.111111 or $12.666667, respectively.

      "Material Adverse Effect"--as defined in Section 4.7.

      "Merger"--as defined in Section 2.1(a).

      "New Certificates"--as defined in Section 2.9(a).

      "Occupational Safety and Health Law"--any legal or governmental requirement or obligation relating to safe and healthful working conditions and to reduce occupational safety and health hazards, and any program, whether governmental or private (including those promulgated or sponsored by industry associations and insurance companies), designed to provide safe and healthful working conditions.

      "Old Certificates"--as defined in Section 2.9(a).

      "Options"--as defined in Section 2.12(a).

      "Option Plan"--as defined in Section 2.12(a).

      "Organizational Documents"--(a) the articles or certificate of incorporation and the bylaws or code of regulations of a corporation; (b) the partnership agreement and any statement of partnership of a general partnership;
(c) the limited partnership agreement and the certificate of limited partnership of a limited partnership; (d) the certificate of formation and operating agreement of a limited liability company; (e) any charter or similar document adopted or filed in connection with the creation, formation or organization of a Person; and (e) any amendment to any of the foregoing.

      "Partially Diluted Number of Shares"--the sum of (i) the total number of shares of Company Common Stock (excluding Company Restricted Stock) outstanding immediately prior to the Effective Time and (ii) the total number of shares of Company Common Stock issuable upon the exercise or conversion of all Company Series A Preferred Stock, options, warrants and other exercisable or convertible securities, including the Blue Water Convertible Note but excluding the Promissory Note, outstanding immediately prior to the Effective Time.

      "Person"--any individual, corporation (including any non-profit corporation), general or limited partnership, limited liability company, joint venture, estate, trust, association, organization, labor union or other entity or Governmental Authority.

      "Proceeding"--as defined in Section 4.13.

      "Promissory Note"--the Company's Convertible Promissory Note, dated June 14, 2000, in the principal amount of $5,000,000 payable to the order of ICC.

      "Registration Rights Agreement"--as defined in Section 8.10.

      "Resale Registration Statement"--as defined in the Registration Rights Agreement.

      "Securities Act"--the Securities Act of 1933, as amended, or any successor law.

      "Seller"--as defined in the first paragraph of this Agreement.

      "Sellers"--Jeffrey LeRose and Blue Water.

      "Seller Parties"--as defined in Section 11.3(a).

      "Shares"--the Company Capital Stock owned by the Sellers.

      "Stockholders Meetings"--as defined in Section 4.28.

      "Subsidiary"--of any person is any corporation, joint venture, limited liability company, partnership, association or other business entity of which more than 20% of the total voting power of stock or other equity entitled to vote generally in the election of directors or managers thereof is owned or controlled, directly or indirectly, by such Person.

      "Surviving Corporation"--as defined in Section 2.1(a).

2.    THE MERGER; CLOSING

      2.1 THE MERGER

            (a) Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the North Carolina Business Corporation Act (the "NCBCA"), Buyer shall be merged with and into the Company at the Effective Time (the "Merger"). Following the Merger, the separate corporate existence of Buyer shall cease and the Company shall continue as the surviving corporation (the "Surviving Corporation") under the name "Research Triangle Commerce, Inc.".

            (b) Unless this Agreement shall have been terminated and the transactions herein contemplated shall have been abandoned pursuant to Section 10 and subject to the satisfaction or waiver of the conditions set forth in Sections 8 and 9, the consummation of the Merger will take place as promptly as practicable (and in any event within two business days) after satisfaction or waiver of the conditions set forth in Sections 8 and 9 at the offices of Kramer Levin Naftalis & Frankel LLP, 919 Third Avenue, New York, New York (the "Closing"), unless another date, time or place is agreed to in writing by the parties hereto.

      2.2 EFFECTIVE TIME

      As soon as practicable following the Closing, the parties shall (i) file articles of merger (the "Articles of Merger") in such form as is required by and executed in accordance with the relevant provisions of the NCBCA, and (ii) make all other filings or recordings required under the NCBCA. The Merger shall become effective at such time as the Articles of Merger are duly filed with the Secretary of State of the State of North Carolina or at such subsequent time as the Company and ICC shall agree and be specified in the Articles of Merger (the date and time the Merger becomes effective being the "Effective Time").

      2.3 EFFECTS OF THE MERGER

      At and after the Effective Time, the Merger will have the effects set forth in the NCBCA. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time the Buyer shall merge with and into the Company and the Company shall continue as the Surviving Corporation. As a result of the Merger, the separate existence of the Company and Buyer shall cease. Title to all real estate and other property owned separately by the Company and Buyer shall be vested in the Surviving Corporation without reversion or impairment; the Surviving Corporation shall have all liabilities and obligations of the Company and Buyer; and a proceeding pending by or against the Company or Buyer may be continued as if the Merger did not occur or the Surviving Corporation may be substituted in the proceeding for the Company or Buyer, as the case may be.

      2.4 ARTICLES OF INCORPORATION

      At the Effective Time, the articles of incorporation of the Surviving Corporation shall be amended in accordance with the NCBCA such that the articles of incorporation of the Surviving Corporation shall consist of the provisions of the articles of incorporation of Buyer, until thereafter changed or amended as provided therein or by applicable law, except that Article I of the Articles of Incorporation of the Surviving Corporation shall be amended to read in its entirety as follows: "The name of this Corporation is Research Triangle Commerce, Inc."

      2.5 BY-LAWS

      The by-laws of Buyer as in effect at the Effective Time shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.


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

      2.6 DIRECTORS AND OFFICERS OF SURVIVING CORPORATION

      The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation, in each case until the earliest of their resignation or removal from office or their otherwise ceasing to be officers or until their respective successors are duly elected and qualified. The directors of the Buyer immediately prior to the Effective Time shall be the initial directors of the Surviving Corporation until the earlier of their resignation or removal or otherwise ceasing to be directors or until their respective successors are duly elected and qualified.

      2.7 CONVERSION OR CANCELLATION OF CAPITAL STOCK OF THE COMPANY

      At the Effective Time of the Merger, by virtue of the Merger and without any action on the part of any holder thereof:

            (a) Subject to the provisions of Sections 2.7(e) and 2.8, the shares held by each holder of shares of the Company Common Stock outstanding immediately prior to the Effective Time, other than shares of Company Restricted Stock, shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of outstanding Company Common Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of outstanding Company Common Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Fully Diluted Number of Shares; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

            (b) Subject to the provisions of Section 2.8, the shares held by each holder of shares of the Company Series A Preferred Stock outstanding immediately prior to the Effective Time shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of all such shares of Company Series A Preferred Stock immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of all of such shares of Company Series A Preferred Stock immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares; provided, however, that if the number of shares of ICC Common Stock to which any such holder is entitled includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

            (c) Each authorized but unissued share of Company Capital Stock shall cease to exist.


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

            (d) Each share of Buyer's Common Stock issued and outstanding immediately prior to the Effective Time of the Merger shall be converted into one share of Common Stock, par value $.01 per share, of the Surviving Corporation.

            (e) Notwithstanding any provision to the contrary, the holder of the Promissory Note, or of the Company's Common Stock issued upon conversion of the Promissory Note, shall not be entitled to any portion of either the Cash at Closing or the ICC Shares distributed upon consummation of the Merger.

      2.8 DISSENTERS

      Shares of Company Capital Stock owned by a holder (each a "Dissenting Shareholder" and, collectively, the "Dissenting Shareholders") who (i) shall not have voted in favor of the Merger and (ii) shall have given to the Company, and the Company shall have actually received, before the Company Shareholders Meeting, written notice of such holder's intent to demand payment for such holder's shares if the Merger is effectuated, in the manner provided in Section 55-13-21 of the NCBCA, shall not be cancelled, extinguished and converted as provided in Section 2.7(a) or (b) of this Agreement, as the case may be, but the holder of such shares shall be entitled to receive such consideration as shall be provided in Section 55-13-25 of the NCBCA. To the extent the Company or any Seller knows the identify of any Dissenting Shareholder at the Closing, the Company shall notify ICC and Buyer in writing of the details of the Dissenting Shareholders and the number of shares of Company Capital Stock that they own. The Company shall not enter into any agreement or settlement with any Dissenting Shareholder without the prior written consent of ICC.

      2.9 ISSUANCE OF MERGER CONSIDERATION

            (a) Subject to the provisions of Section 2.7 and 2.8, at or as soon as practicable after the Effective Time, ICC shall issue and deliver, upon surrender by a Company Shareholder of one or more certificates ("Old Certificates") representing Company Capital Stock for cancellation, to a holder that surrenders Old Certificates representing Company Capital Stock one or more certificates ("New Certificates"), registered in the name of such holder, for a number of shares of ICC Common Stock equal to the number of shares of ICC Common Stock into which the number of shares of Company Capital Stock represented by the Old Certificates has been converted pursuant to the provisions of Section
2.7. If more than one stock certificate representing Company Capital Stock shall be surrendered for the account of the same holder, the number of whole shares of ICC Common Stock for which such certificates shall be exchanged pursuant to this
Section 2.9 shall be computed on the basis of the aggregate number of shares of Company Capital Stock evidenced by all of such certificates.

            (b) No dividends or other distributions declared on shares of ICC Common Stock that are to be represented by New Certificates shall be paid to any Person otherwise entitled to receive the same until Old Certificates have been surrendered in exchange for such New Certificates in the manner herein provided, and upon such surrender such dividends or other distributions shall be paid to such Persons in accordance with their terms. In no event shall the Persons entitled to receive such dividends or other distributions be entitled to receive interest on such dividends or other distributions.

            (c) ICC shall pay any transfer taxes in connection with the exchange of Old Certificates for New Certificates, except that if any New Certificate is to be issued in a name other than that in which the Old Certificate surrendered in exchange therefor is registered, it shall be a condition of such exchange that the Person requesting such exchange shall pay to ICC any transfer or other taxes required by reason of the issuance of the New Certificate in a name other than the registered holder of such Old Certificate, or shall establish to the satisfaction of ICC that such tax has been paid or is not applicable.

      2.10 STOCK TRANSFER BOOKS

      At the close of business on the day prior to the Effective Time of the Merger, the stock transfer books of the Company shall be closed and no transfer of Company Capital Stock shall thereafter be made on such stock transfer books.

      2.11 TAX-FREE REORGANIZATION

      The parties intend that the Merger qualify as a tax-free reorganization pursuant to Section 368 of the Internal Revenue Code of 1986, as amended (the "Code").

      2.12 OPTIONS AND WARRANTS

            (a) As of the Effective Time, each option, warrant or similar right outstanding at the Effective Time to purchase shares of Company Common Stock ("Options") under the Company's Stock Option Plan dated July 1, 1998 (the "Option Plan") or an agreement, instrument or certificate identified in Section
4.3 of the Disclosure Schedule, which Options are listed in Section 4.3 of the Disclosure Schedule, shall constitute an option to purchase, on the same terms and conditions set forth in the Option Plan and/or as provided in the respective agreement, instrument or certificate governing such Option immediately prior to the Effective Time, (1) an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) the number of whole shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock underlying such Option immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares of Company Common Stock immediately prior to the Effective Time, rounded up to the nearest whole number of shares of ICC Common Stock, at a price per share equal to the amount determined by multiplying the exercise price per share of Company Common Stock at which such Option was exercisable immediately prior to the Effective Time by a fraction, the numerator of which is the number of shares of Company Common Stock issuable upon exercise of such Option immediately prior to the Effective Time and the denominator of which is the number of shares of ICC Common Stock issuable upon exercise of such Option as of the Effective Time, rounded up to the nearest whole cent. As soon as practicable following the Effective Time, ICC will cause to be delivered to each holder of an outstanding Option an appropriate notice setting forth such holder's rights pursuant to such Option and that such Option shall continue in effect on the same terms and conditions in accordance with this Section 2.12(a).

            (a) The shares held by each holder of shares of Company Common Stock that are issued pursuant to the restricted stock plan contemplated by Section 6.2(e) ("Company Restricted Stock") shall be converted into an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Restricted Stock held by such holder immediately prior to the Effective Time and the denominator of which shall be equal to the Fully Diluted Number of Shares; provided, however, that if such aggregate number of shares of ICC Common Stock includes a fractional share, such aggregate number of shares shall be rounded up to the next whole number of shares and provided, further, that the shares of ICC Common Stock into which the Company Restricted Stock is converted shall be subject to the same terms, conditions and restrictions that are applicable to the Company Restricted Stock immediately prior to the Effective Time. Any ICC Shares that are forfeited pursuant to the terms of such restricted stock plan shall be reissued in the name of Jeffrey LeRose without any such restrictions thereon.

      1.2 BLUE WATER CONVERTIBLE NOTE

      The Blue Water Convertible Note shall be converted into (1) the right to receive an amount of cash equal to the Cash at Closing multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of the Blue Water Convertible Note (or upon conversion of convertible securities issuable upon conversion of the Blue Water Convertible
Note) immediately prior to the Effective Time and the denominator of which shall be equal to the Partially Diluted Number of Shares plus (2) an aggregate number of shares of ICC Common Stock equal to the Conversion Number multiplied by a fraction, the numerator of which shall be the number of shares of Company Common Stock issuable upon conversion of the Blue Water Convertible Note (or upon conversion of convertible securities issuable upon conversion of the Blue Water Convertible Note) immediately prior to the Effective Time and the denominator of which shall be the Fully-Diluted Number of Shares; provided, however, that if such number of shares of ICC Common Stock includes a fractional share, such number of shares shall be rounded up to the next whole number of shares.

3.    REPRESENTATIONS AND WARRANTIES CONCERNING THE SELLERS

      Each Seller severally and not jointly represents and warrants to ICC and Buyer as to itself as follows:

      3.1 AUTHORITY; NO CONFLICT

            (a) This Agreement constitutes the legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms. Such Seller has the right, power, authority and capacity to execute and deliver this Agreement and to perform his or her obligations under this Agreement, and this Agreement has been duly authorized and approved, executed and delivered by such Seller and constitutes a legal, valid and binding obligation of such Seller, enforceable against such Seller in accordance with its terms.

            (b) Neither the execution and delivery of this Agreement by such Seller nor the consummation or performance by such Seller of any of the transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both) contravene, conflict with or result in a violation or breach of or a default under any legal requirement or any order or any Contract to which such Seller may be subject.

      3.2 OWNERSHIP OF SHARES

      Such Seller owns, beneficially and of record, and has good, valid and marketable title to and the right to transfer to Buyer, that number of the Shares set forth opposite its name on the signature page hereto executed by such Seller, free and clear of any and all Encumbrances. Except as described on
Schedule 3.2, there are no voting trusts, shareholder agreements or any other agreements or understandings to which such Seller is a party with respect to the transfer, voting or registration of the capital stock of the Company.

      3.3 LEGAL PROCEEDINGS

      There is no pending Proceeding against such Seller that challenges, or may have the effect of preventing, delaying or making illegal, or otherwise interfering with, any of the transactions contemplated hereby and, to the knowledge of such Seller, no such Proceeding has been threatened and no event or circumstance exists that is reasonably likely to give rise to or serve as a basis for the commencement of any such Proceeding.

      3.4 INVESTMENT REPRESENTATIONS OF SELLER

      (a) Such Seller is either (i) an accredited investor as that term is defined in Rule 501 under the Securities Act, or (ii) has, either alone or with his, her or its purchaser representative or representatives (as that term is defined in Rule 501 under the Securities Act), such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of an investment in the ICC Common Stock.

      (b) The ICC Common Stock is being acquired by such Seller for its own account, and not for any other Person, for investment only and with no intention of reselling, assigning, transferring or otherwise disposing of (collectively, "Transfer") such ICC Common Stock or any part thereof or interest therein. Such Seller will not Transfer any of such shares of ICC Common Stock, or any part thereof or interest therein, in a transaction that would be a violation of the securities laws of the United States of America, or any state, without prejudice, however, to the rights of such Seller to Transfer all or any part of such ICC Common Stock under an effective registration statement or applicable exemption from registration under the Securities Act and any applicable state securities law. Such Seller has no contract, undertaking, agreement or arrangement with any Person to Transfer the ICC Common Stock, or any part thereof or interest therein, and such Seller has no present plans to enter into any such contract, undertaking, agreement or arrangement.

      (c) Such Seller has read this Agreement and all other documents provided by ICC in connection herewith, including the ICC SEC Reports, and fully understands the terms and conditions under which the ICC Common Stock is being issued to it pursuant hereto. ICC and Buyer have made available to such Seller the opportunity to ask questions of and receive answers from ICC or Buyer concerning ICC and the terms and conditions under which ICC Common Stock will be issued to it and to obtain any additional information which ICC or Buyer possesses or can acquire without unreasonable effort or expense that is necessary to verify the accuracy of information furnished in connection with this Agreement or in response to any request for information. Such Seller is satisfied with such answers and information.

      (d) Subject to Section 5.8(a), such Seller agrees that, so long as required by law, certificates evidencing the ICC Shares and any securities issued in exchange for or in respect thereof shall bear a legend to the following effect:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR THE SECURITIES LAWS OF ANY STATE AND MAY NOT BE SOLD OR OTHERWISE DISPOSED OF EXCEPT PURSUANT TO AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT AND APPLICABLE STATE SECURITIES LAWS OR PURSUANT TO AN APPLICABLE EXEMPTION FROM THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT AND SUCH LAWS."

4.    REPRESENTATIONS AND WARRANTIES CONCERNING THE COMPANY

      The Company and the Sellers hereby each individually represents and warrants to ICC and Buyer as follows: 4.1 ORGANIZATION AND GOOD STANDING

            (a) Section 4.1 of the Disclosure Schedule contains a complete and accurate list for the Company of its name, its jurisdiction of incorporation, other jurisdictions in which it is authorized to do business and its capitalization (including the identity of each shareholder and the number of shares held by each). The Company is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation, with full corporate power and authority to conduct its business as conducted and to own or use the properties and assets that it purports to own or use. The Company is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on the Company.

            (b) The Company has delivered to ICC correct and complete copies of the Organizational Documents of the Company.

      4.2 AUTHORITY; NO CONFLICT

            (a) The Company has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform its obligations under this Agreement. This Agreement has been duly authorized and approved, executed and delivered by the Company and constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms, subject to approval of the Merger by the Company Shareholders.

            (b) Except as set forth in Section 4.2(b) of the Disclosure Schedule, neither the execution and delivery of this Agreement by the Company nor the consummation or performance by the Company of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with or result in a violation or breach of (A) any provision of the Organizational Documents of the Company, (B) any resolution adopted by the board of directors (or any Committee thereof) or the shareholders of the Company, (C) any legal requirement or any order of any Governmental Authority to which the Company or any of the properties or assets owned or used by the Company may be subject, or (D) any Governmental Permit, which is held by the Company;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which the Company is a party or by which its properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which the Company or any of its properties or assets is subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned or used by the Company; except, with respect to clauses (ii) or (iii) of this Section 4.2, where any such breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on the Company or would not adversely affect the ability of the Company to consummate the Merger or the other transactions contemplated hereby.

            (c) The only votes required by the Company Shareholders to approve the Merger are the affirmative vote of (i) a majority of the outstanding shares of Company Common Stock and Company Series A Preferred Stock voting on an as-converted basis, voting together as a single class, and (ii) a majority of the Company Series A Preferred Stock voting as a separate class.

      4.3 CAPITALIZATION

      The authorized equity securities of the Company consist only of 20,000,000 shares of Company Common Stock, of which 9,300,000 shares are issued and outstanding, and 2,870,000 shares of preferred stock, no par value per share, of which 2,789,650 shares are issued and outstanding. All of such shares of preferred stock are designated as Series A Preferred Stock. All of the outstanding equity securities of the Company have been duly authorized and validly issued and are fully paid and nonassessable. Except as listed and described in Section 4.3 of the Disclosure Schedule, there are no outstanding or unexercised warrants, options, agreements or understandings, convertible securities (other than the Series A Preferred Stock) or other commitments (contingent or otherwise) pursuant to which the Company is or may become obligated to issue any shares of its capital stock or other securities of the Company or any securities with profit participation features or any stock appreciation rights or phantom stock plans. Except as listed and described in
Section 4.3 of the Disclosure Schedule, there are no voting trusts or other agreements or understandings to which the Company is a party with respect to the transfer, voting or registration of the capital stock of the Company, nor are there any Contracts relating to the issuance, sale or transfer of any equity securities or other securities of the Company. None of the outstanding equity securities or other securities of the Company were issued in violation of the Securities Act or any other legal requirement. The Company does not have any Subsidiaries or own or have any Contract to acquire, any equity securities or other securities of any Person or any, direct or indirect, equity or ownership interest in any other business. No Person has any preemptive rights with respect to any security of the Company.

      4.4 BOOKS AND RECORDS

      The books of account and other records of the Company, all of which have been made available to ICC, are, in all material respects, correct and complete. Except as disclosed in Section 4.4 of the Disclosure Schedule, the minute books of the Company contain correct and complete records of all meetings held of, and corporate action taken by, the shareholders, the Board of Directors and committees of the Board of Directors of the Company. The stock book of the Company is correct and complete. At the Closing, all of such books and records will be in the possession of the Company.

      4.5 FINANCIAL STATEMENTS

            (a) For purposes of this Agreement, "Financial Statements" shall mean the audited consolidated balance sheets of the Company as of December 31, 1998 and December 31, 1999, and the related consolidated income statements for the two years then ended, and the unaudited consolidated balance sheets of the Company as of April 30, 1999 and April 30, 2000 and the related consolidated income statements for the four months ended on such dates (the "Interim Financial Statements"). The Company has delivered to ICC correct and complete copies of the Financial Statements.

            (b) The Financial Statements (i) have been prepared from the books and records of the Company in accordance with GAAP, (ii) reflect all Liabilities of the Company required to be reflected therein on such basis as at the date thereof and (iii) fairly present in all material respects the financial position of the Company as of the respective dates of the balance sheets included in the Financial Statements and the consolidated results of its operations for each of the periods then ended.

There has been no material adverse change since the Balance Sheet Date in the amount or delinquency of accounts payable of the Company (either individually or in the aggregate).

Section 4.5(d) of the Disclosure Schedule sets forth as of June 9, 2000 (a) the amount of all indebtedness of the Company then outstanding and the interest rate applicable thereto, (b) any Encumbrances which relate to such indebtedness and (c) the name of the lender or the other payee of each such indebtedness.

      4.6 NO UNDISCLOSED LIABILITIES

      The Company has no Liabilities except for Liabilities reflected or reserved against in the Financial Statements and current Liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date, which current Liabilities are consistent with the representations and warranties contained in this Agreement and will not, individually or in the aggregate, have a Material Adverse Effect on the Company.

      4.7 NO MATERIAL ADVERSE CHANGE

      Since December 31, 1999, there has not been any material adverse change in the business, operations, properties, assets, prospects, liabilities, results of operations or condition (financial or otherwise) (a "Material Adverse Effect") of the Company and no event has occurred or circumstance exists that would reasonably be expected to result in a Material Adverse Effect on the Company.

      4.8 TAXES

      The Company has (a) properly and timely filed all federal, state, local and foreign tax returns, declarations of estimated tax, tax reports, information returns, amended returns and statements (collectively, the "Returns") required to be filed by the Company relating to any Taxes (as defined below) with respect to any income, properties or operations of the Company; (b) as of the time of filing, the Returns were complete and correct in all material respects and the Company has timely paid, collected or withheld, or caused to be paid, collected or withheld, all material amounts of Taxes required to be paid, collected or withheld, other than such Taxes for which adequate reserves in the Financial Statements have been established; (c) the Company has not been delinquent in the payment of any Taxes, nor has the Company requested any extension of time within which to file any Return, which Return has not since been filed; (d) there are no pending tax audits of any Returns of the Company; (e) no Tax liens have been filed and no deficiency or addition to Taxes, interest or penalties for any Taxes with respect to any income, properties or operations of the Company have been proposed, asserted or assessed in writing against the Company; (f) the Company has not been granted any extension of the statute of limitations applicable to any Return or other Tax claim with respect to any income, properties or operations of the Company; (g) the Company has not, during the five-year period preceding the date hereof, been a personal holding company within the meaning of Section 542 of the Code (or any corresponding provision of state, local or foreign law); (h) the Company has not made any election under
Section 341(f) of the Code (or any corresponding provisions of state, local or foreign law); (i) the Company is not liable for the Taxes of any other Person, nor is the Company currently under any contractual obligation to indemnify any Person with respect to Taxes (except for customary agreements to indemnify lenders or security holders in respect of taxes other than income taxes), nor is the Company party to any tax sharing agreement or any other agreement providing for payments by the Company with respect to Taxes of any other Person; (j) the Company has not agreed, nor is the Company required, as a result of a change in method of accounting or otherwise, to include any adjustment under Section 481 of the Code (or any corresponding provision of state, local or foreign law) in taxable income; and (k) the Company has not elected S Corporation status within the meaning of Section 1361(a)(1) of the Code (or any corresponding provision of state, local or foreign law). As used in this Agreement, the term

"Tax" shall mean any of the Taxes and the term "Taxes" shall mean, with respect to any Person, (i) all income taxes (including any tax on or based upon net income, or gross income, or income as specially defined, or earnings, or profits, or selected items of income, earnings or profits) and all gross receipts, sales, use, ad valorem, transfer, franchise, license, withholding, payroll, employment, excise, severance, stamp, occupation, premium, property or windfall profits taxes, alternative or add-on minimum taxes, customs duties or other taxes, fees, assessments or charges of any kind whatsoever, together with any interest and any penalties, additions to tax or additional amounts imposed by any taxing authority (domestic or foreign) on such Person and (ii) any liability for the payment of any amount of the type described in the immediately preceding clause (i) as a result of being a "transferee" (within the meaning of Section 6901 of the Code or any other applicable law) of another Person or a member of an affiliated or combined group.

      4.9 ACCOUNTS RECEIVABLE

      All accounts receivable of the Company that are reflected on the Financial Statements, and all receivables arising after the date of the Interim Financial Statements and prior to the Closing Date (collectively, the "Accounts Receivable"), represent or will represent valid obligations arising from sales actually made or services actually performed in the ordinary course of business. To the knowledge of the Company or any of the Sellers, all of the Accounts Receivable are or will be collectible at the full recorded amount thereof, less any applicable reserves established in accordance with GAAP, in the ordinary course of business without resort to litigation.

      4.10 TITLE TO PROPERTIES; ENCUMBRANCES

      Section 4.10 of the Disclosure Schedule contains a correct and complete list of all real property, leaseholds or other interests therein owned or held by the Company. The Company has delivered or made available to Buyer correct and complete copies of the real property leases to which the Company is party or pursuant to which it uses or occupies any real property. The Company has good title to all of the properties and assets, real and personal, tangible and intangible, it owns, purports to own or uses in its business, including those reflected on its books and records and in the Financial Statements (except for accounts receivable collected and materials and supplies disposed of in the ordinary course of business consistent with past practice after the date of the most recent Financial Statements). The Company has a valid leasehold, license or other interest in all of the other assets, real or personal, tangible or intangible, which are used in the operation of its business. All material properties and assets owned, leased or used by the Company are free and clear of all Encumbrances, except for (a) liens for current taxes not yet due, (b) workman's, common carrier and other similar liens arising in the ordinary course of business, none of which materially detracts from the value or impairs the use of the property or asset subject thereto, or impairs the operations of the Company, (c) Encumbrances disclosed in the Financial Statements and (d) with respect to real property, (i) minor imperfections of title, if any, none of which is substantial in amount, materially detracts from the value or impairs the use of the property subject thereto, or impairs the operations of the Company and (ii) zoning laws and other land use restrictions that do not impair the present use of the property subject thereto.

      4.11 CONDITION AND SUFFICIENCY OF ASSETS

      The Facilities and other property and assets owned or used by the Company are structurally sound, are in good operating condition and repair, and are adequate for the uses to which they are being put, and none of such Facilities or other property or assets owned or used by the Company is in need of maintenance or repairs except for ordinary, routine maintenance and repairs that are not material in nature or cost. The Facilities and other property and assets owned or used by the Company are sufficient for the continued conduct of its business after the Effective Time in substantially the same manner as conducted prior to the Effective Time.

      4.12 COMPLIANCE WITH LAWS; GOVERNMENTAL AUTHORIZATIONS

            (a) Except as set forth in Section 4.12 of the Disclosure Schedule, the Company is in compliance in all material respects with all federal, state and local laws, regulations, licenses, orders, ordinances, judgments and decrees affecting the properties and assets owned or used by the Company and the business or operations of the Company. The Company has not been charged with violating, nor, to the knowledge of the Company or any of the Sellers, threatened with a charge of violating, nor, to the knowledge of the Company or any of the Sellers, is the Company under investigation with respect to a possible violation of, any provision of any federal, state or local law, regulation, license, order, ordinance, judgment or decree relating to any of its properties or assets or any aspect of its business or operations.

            (b) Section 4.12 of the Disclosure Schedule contains a complete and accurate list of each material Governmental Permit that is held by the Company or that otherwise relates to the business or operations of, or to any of the properties or assets owned or used by, the Company. Each Governmental Permit listed or required to be listed in Section 4.12 of the Disclosure Schedule is valid and in full force and effect.

      4.13 LEGAL PROCEEDINGS

      Except as set forth in Section 4.13 of the Disclosure Schedule, there is no pending claim, action, investigation, arbitration, litigation or other proceeding ("Proceeding"):

                  (i) that has been commenced by or against the Company or that otherwise relates to or may affect the business of, or any of the properties or assets owned or used by, the Company; or

                  (ii) that challenges, or that is reasonably likely to have the effect of preventing, delaying, making illegal, or otherwise interfering with, any of the transactions contemplated hereby.

      To the knowledge of the Company or any of the Sellers, no such Proceeding has been threatened. The Company has made available to Buyer true, correct and complete copies of all pleadings, correspondence and other documents relating to each Proceeding listed in Section 4.13 of the Disclosure Schedule. The Proceedings listed in Section 4.13 of the Disclosure Schedule could not reasonably be expected to have a Material Adverse Effect on the Company.

      4.14 ABSENCE OF CERTAIN CHANGES AND EVENTS

      Except as set forth in Section 4.14 of the Disclosure Schedule, since the Balance Sheet Date, the Company has conducted its business only in the ordinary course, consistent with past practice, and the Company has not:

            (a) declared or paid any dividend or other distribution in respect of shares, or redeemed or otherwise repurchased, any shares of the capital stock of the Company;

            (b) issued or sold or authorized for issuance or sale, or granted any Options with respect to, any shares of its capital stock or any other type of its securities, or made any change in its outstanding shares of capital stock or other ownership interests or its capitalization, whether by way of a reclassification, recapitalization, stock split or combination, exchange or readjustment of shares, stock dividend or otherwise;

            (c) paid or increased any bonuses, salaries or other compensation to any stockholder, director, officer, consultant or (except in the ordinary course of business consistent with past practice) employee or entered into any employment, severance or similar Contract with any director, officer or employee;

            (d) adopted or increased the payments to or benefits under any profit sharing, bonus, deferred compensation, savings, insurance, pension, retirement or other employee benefit plan for or with any employees;

            (e) suffered any damage to or destruction or loss of any property or asset, whether or not covered by insurance, which could reasonably be expected to have a Material Adverse Effect on the Company;

            (f) entered into, terminated or received notice of termination of any Contract or transaction involving a total remaining commitment by or to the Company of at least $25,000, or any other Contract, the entering into or termination of which could reasonably be expected to have a Material Adverse Effect on the Company, including the entry into (i) any document evidencing any indebtedness, (ii) any capital or other lease or (iii) any guaranty;

            (g) sold, leased, or otherwise disposed of (other than in the ordinary course of business consistent with past practice) any property or asset or mortgaged, pledged or imposed any Encumbrance on any material property or asset;

            (h) cancelled, compromised or waived any claim or right with a value to the Company in excess of $25,000 or instituted or settled any Proceeding;

            (i) changed the method of accounting or the accounting principles or practices used by the Company in the preparation of the Financial Statements; or

            (j) agreed, whether orally or in writing, to do any of the foregoing.

      4.15 CONTRACTS; NO DEFAULTS

            (a) Section 4.15(a) of the Disclosure Schedule contains a correct and complete list, and the Company has delivered to ICC correct and complete copies, of:

                  (i) each Contract that involves performance of services or delivery of goods or materials by the Company of an amount or value in excess of $50,000;

                  (ii) each Contract that involves performance of services or delivery of goods or materials to the Company of an amount or value in excess of $50,000;

                  (iii) each lease, license and other Contract affecting any leasehold or other interest in any real or personal property;

                  (iv) each collective bargaining agreement and other Contract to or with any labor union or other employee representative of a group of employees;

                  (v) each joint venture, partnership and other Contract involving a sharing of profits, losses, costs or liabilities by the Company with any other Person or requiring the Company to make any capital contribution;

                  (vi) each Contract containing covenants that in any way purport to restrict the business activity of the Company or limit the freedom of the Company to engage in any line of business or to compete with any Person or hire any Person;

                  (vii) each agreement between the Company and an officer or director of the Company or any Seller or any affiliate of any of the foregoing;

                  (viii) each power of attorney that is currently effective and outstanding;

                  (ix) each Contract for capital expenditures in excess of $50,000;

                  (x) each agreement under which any money has been or may be borrowed or loaned or any note, bond, factoring agreement, indenture or other evidence of indebtedness has been issued or assumed (other than those under which there remain no ongoing obligations of the Company), each guaranty (including "take-or-pay" and "keepwell" agreements) of any evidence of indebtedness or other obligation, or of the net worth, of any Person (other than endorsements for the purpose of collection in the ordinary course of business) and each pledge, security or other agreement pursuant to which any Encumbrance is created in any material asset or property of the Company;

                  (xi) each agreement containing restrictions with respect to the payment of dividends or other distributions in respect of the Company's capital stock;

                  (xii) each stock purchase, merger or other agreement pursuant to which the Company acquired any material amount of assets, and all relevant documents and agreements delivered in connection therewith;

                  (xiii) each agreement containing a change of control provision;

                  (xiv) each other agreement having an indefinite term or a fixed term of more than one (1) year (other than those that are terminable at will or upon not more than sixty (60) days' notice by the Company without penalty) or requiring payments by the Company of more than $50,000 per year; and

                  (xv) each standard form of agreement pursuant to which the Company provides services to customers.

            (b) Each Contract identified or required to be identified in Section 4.15(a) of the Disclosure Schedule is in full force and effect and is valid and enforceable against the Company and, to the knowledge of Company or any of the Sellers, against the other parties thereto in accordance with its terms.

            (c) Except as set forth in Section 4.15(c) of the Disclosure
Schedule:

                  (i) the Company is in compliance in all material respects with all applicable terms and requirements of each Contract under which the Company has any obligation or liability or by which the Company or any of the assets owned or used by the Company is or was bound, except for such noncompliance that could not reasonably be expected to have a Material Adverse Effect on the Company;

                  (ii) to the knowledge of the Company or any of the Sellers, each other person that has or had any obligation or liability under any Contract under which the Company has any rights is in compliance in all material respects with all applicable terms and requirements of such Contract; and

                  (iii) no event has occurred or, to the knowledge of the Company or any of the Sellers, circumstance exists that (with or without notice or lapse of time or both) is reasonably likely to result in a violation or breach of any Contract, which violation or breach could reasonably be expected to have a Material Adverse Effect on the Company.

      4.16 INSURANCE

      Section 4.16 of the Disclosure Schedule sets forth the premium payments and describes all the insurance policies of the Company, which policies are in full force and effect in accordance with their terms and expire on the dates shown on Section 4.16 of the Disclosure Schedule. There has been no material default in the payment of premiums on any of such policies, and, to the knowledge of the Company or any of the Sellers, there is no ground for cancellation or avoidance of any such policies, or any increase in the premiums thereof, or for reduction of the coverage provided thereby. Such policies insure the Company in amounts and against losses and risks customary and sufficient for businesses similar to that of the Company, and, to the knowledge of the Company or any of the Sellers, such policies shall continue in full force and effect up to the expiration dates shown in Section 4.16 of the Disclosure Schedule. Correct and complete copies of all insurance policies listed in Section 4.16 have been previously furnished to ICC.

      4.17 ENVIRONMENTAL MATTERS

            (a) The Company is, and at all times has been, in compliance in all material respects with, and has not been and is not in violation of or liable under, any Environmental Law. The Company has obtained and is in compliance with all permits required under Environmental Laws. Neither the Sellers or the Company has received any actual or threatened order, notice or other communication from (i) any Governmental Authority or third party, or (ii) the current or prior owner or operator of any Facilities, of any actual or potential violation or failure to comply with any Environmental Law, or of any actual or threatened Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company has had an interest or the operation of its business, or with respect to any property or Facility at or to which Hazardous Materials were generated, manufactured, transported, used or processed by the Company.

            (b) There are no pending or, to the knowledge of the Company or any of the Sellers, threatened claims, Encumbrances, or other restrictions of any nature, resulting from any Environmental, Health, and Safety Liabilities or arising under or pursuant to any Environmental Law, with respect to or affecting any of the Facilities or any other properties or assets in which the Company has or had an interest.

            (c) None of the Sellers or the Company has knowledge of any basis to expect, nor has any of them received, any inquiry, notice, order or other communication that relates to Hazardous Activity, Hazardous Materials or any violation or failure to comply with any Environmental Law, or of any obligation to undertake or bear the cost of any Environmental, Health, and Safety Liabilities with respect to any of the Facilities or any other properties or assets in which the Company had an interest, or with respect to any property or facility to which Hazardous Materials generated, manufactured, transported, used or processed by the Company have been transported, treated, stored, handled or disposed.

            (d) None of the Sellers or the Company has any Environmental, Health, or Safety Liabilities with respect to the Facilities or with respect to any other properties and assets in which the Company (or any predecessor) has or had an interest that could reasonably be expected to have a Material Adverse Effect on the Company.

            (e) There are no Hazardous Materials present on, in, under or migrating to or from the Environment at the Facilities, to the knowledge of the Company or any of the Sellers. Neither the Sellers nor the Company has permitted or conducted, or is aware of, any Hazardous Activity conducted with respect to the Facilities or any other properties or assets of the Company except in compliance in all material respects with all applicable Environmental Laws.

            (f) There has been no release or, to the knowledge of the Company or any of the Sellers, threat of release, of any Hazardous Materials at or from the Facilities or at any other locations where any Hazardous Materials were generated, manufactured, transported, produced, used, disposed or processed from or by the Facilities, or from or by any other properties and assets in which the Company has or had an interest.

            (g) The Company has delivered to ICC correct and complete copies and results of any and all reports, studies, analyses, tests or monitoring possessed or initiated by any of the Sellers or the Company pertaining to Hazardous Materials or Hazardous Activities in, on or under the Facilities, or concerning compliance by the Company with Environmental Laws.

      4.18 EMPLOYEES

            (a) Section 4.18 of the Disclosure Schedule contains a complete and accurate list of the following information for each employee of the Company: name, job title, current compensation, vacation accrued and service credited for purposes of vesting and eligibility to participate under any employee benefit plan of any nature.

            (b) No Seller and no officer of the Company is a party to, or is otherwise bound by, any agreement or arrangement, including any confidentiality, noncompetition or proprietary rights agreement, between such Person and any other Person that materially and adversely affects (i) the performance of his duties as an officer or employee of the Company or (ii) the ability of the Company to conduct its business. Neither the Company nor any Seller is aware of any officer or other key employee of the Company who intends to terminate his or her employment with the Company.

      4.19 EMPLOYEE BENEFITS

            (a) Except as listed on Section 4.19 of the Disclosure Schedule, neither the Company nor any ERISA Affiliate maintains any Employee Benefit Plans. "Employee Benefit Plan" means any "employee benefit plan" as defined in
Section 3(3) of ERISA and any other plan, policy, program, practice, agreement, understanding or arrangement (whether written or oral) providing compensation or other benefits to any current or former director, officer, employee or consultant (or to any dependent or beneficiary thereof) of the Company or any ERISA Affiliate, which are now, or were within the past six years, maintained by the Company or any ERISA Affiliate, or under which the Company or any ERISA Affiliate has any obligation or liability, whether actual or contingent, including all incentive, bonus, deferred compensation, vacation, holiday, cafeteria, medical, disability, stock purchase, stock option, stock appreciation, phantom stock, restricted stock or other stock-based compensation plans, policies, programs, practices or arrangements. "ERISA Affiliate" means any entity (whether or not incorporated) other than the Company that, together with the Company, is or was a member of (i) a controlled group of corporations within the meaning of Section 414(b) of the Code, (ii) a group of trades or businesses under common control within the meaning of Section 414(c) of the Code or (iii) an affiliated service group within the meaning of Section 414(m) of the Code.

            The Company has delivered to ICC or its counsel prior to the date of this Agreement correct and complete copies of (i) any employment agreements and any procedures and policies relating to the employment of employees of the Company and the use of temporary employees and independent contractors by the Company (including summaries of any procedures and policies that are unwritten),
(ii) plan instruments and amendments thereto for all Employee Benefit Plans and related trust agreements, insurance and other contracts, summary plan descriptions, summaries of material modifications and material communications distributed to the participants of each Plan, (iii) to the extent annual reports on Form 5500 are required with respect to any Employee Benefit Plan, the three most recent annual reports and attached schedules for each Employee Benefit Plan as to which such report is required to be filed and (iv) where applicable, the most recent (A) opinion, notification and determination letters, (B) audited financial statements, (C) actuarial valuation reports and (D) nondiscrimination tests performed under the Code (including 401(k) and 401(m) tests) for each Employee Benefit Plan.

            (b) Neither the Company nor any ERISA Affiliate maintains or has ever maintained an Employee Benefit Plan subject to Title IV of ERISA.

            (c) To the knowledge of the Company or any of the Sellers, with respect to each Employee Benefit Plan, (i) no party in interest or disqualified person (as defined in Section 3(14) of ERISA and Section 4975 of the Code, respectively) has at any time engaged in a transaction which could subject ICC, Buyer or the Company, directly or indirectly, to a tax, penalty or liability for prohibited transactions imposed by ERISA or the Code and (ii) no fiduciary (as defined in Section 3(21) of ERISA) with respect to any Employee Benefit Plan, or for whose conduct the Company could have any liability (by reason of indemnities or otherwise), has breached any of the responsibilities or obligations imposed upon the fiduciary under Title I of ERISA.

            (d) Each Employee Benefit Plan which is an "employee pension benefit plan" within the meaning of Section 3(2) of ERISA (a "Pension Plan") and which is subject to Sections 201, 301 or 401 of ERISA is covered by a favorable opinion letter from the Internal Revenue Service covering all amendments required by the Tax Reform Act of 1986 and prior legislation and, to the knowledge of the Company or any of the Sellers, there are no circumstances that are reasonably likely to result in revocation of any such favorable determination letter. To the knowledge of the Company or any of the Sellers, each Employee Benefit Plan is and has been operated in all material respects in compliance with its terms and all applicable laws, and by its terms can be amended and/or terminated at any time. As of and including the Closing Date, the Company shall have made all contributions required to be made by them up to and including the Closing Date with respect to each Employee Benefit Plan, or adequate accruals therefor will have been provided for and will be reflected on the Financial Statements provided to ICC by the Company. All notices, filings and disclosures required by ERISA or the Code (including notices under Section 4980B of the Code) have been timely made.

            (e) Neither the Company nor any of the Sellers has received or is aware of any actions, claims (other than routine claims for benefits), lawsuits or arbitrations pending or, to the knowledge of the Company or any of the Sellers, threatened with respect to any Employee Benefit Plan or against any fiduciary of any Employee Benefit Plan, and neither the Company nor any of the Sellers has knowledge of any facts that could give rise to any such actions, claims, lawsuits or arbitrations. To the knowledge of the Company or any of the Sellers, there has not occurred any circumstances by reason of which the Company may be liable for an act, or a failure to act, by a fiduciary with respect to any Employee Benefit Plan.

            (f) No Employee Benefit Plan provides for medical or health benefits (through insurance or otherwise) or provides for the continuation of such benefits or coverage for any participant or any dependent or beneficiary of any participant after such participant's retirement or other termination of employment except as may be required by Part 6 of Subtitle B of Title I of ERISA and Section 4980B of the Code ("COBRA").

            (g) Neither the Company or any ERISA Affiliate has ever contributed to, or withdrawn in a partial or complete withdrawal from, any "multiemployer plan" (as defined in Section 3(37) of ERISA) or has any fixed or contingent liability under Section 4204 of ERISA.

            (h) No Employee Benefit Plan is a "multiple employer plan" as described in Section 3(40) of ERISA or Section 413(c) of the Code.

            (i) No Employee Benefit Plan, other than a "pension plan" within the meaning of Section 3(2) of ERISA ("Pension Plan"), is funded through a trust intended to be exempt from tax pursuant to Section 501 of the Code.

            (j) Except as provided in Section 4.19 of the Disclosure Schedule, no person or entity has an employment, severance, consulting or independent contractor agreement with the Company. No "leased employee" (within the meaning of Section 414(n) or (o) of the Code) performs any material services for the Company.

            Except as set forth in Section 4.19 of the Disclosure Schedule, the consummation of the transactions contemplated by this Agreement will not result in (i) any payment (including severance, unemployment compensation, golden parachute or bonus payments or otherwise) becoming due to any director, officer, employee or consultant of the Company, (ii) any increase in the amount of compensation or benefits payable in respect of any director, officer, employee or consultant of the Company or (iii) accelerate the vesting or timing of payment of any benefits or compensation payable in respect of any director, officer, employee or consultant of the Company. No Employee Benefit Plan provides benefits or payments contingent upon, triggered by or increased as a result of a change in the ownership or effective control of the Company.

      4.20 LABOR RELATIONS

      Except as set forth in Section 4.20 of the Disclosure Schedule:

            (a) The Company has satisfactory relationships with its employees.

            (b) No condition or state of facts or circumstances exists which is reasonably likely to materially adversely affect the Company's relations with its employees, including the consummation of the transactions contemplated by this Agreement.

            (c) The Company is in compliance in all material respects with all applicable laws respecting employment and employment practices, terms and conditions of employment and wages and hours and is not engaged in any unfair labor practice.

            (d) No collective bargaining agreement with respect to the business of the Company is currently in effect or being negotiated. The Company has not encountered any labor union or collective bargaining organizing activity with respect to its employees. The Company has no obligation to negotiate any such collective bargaining agreement and, to the knowledge of the Company or any of the Sellers, there is no indication that the employees of the Company desire to be covered by a collective bargaining agreement.

            (e) There are no strikes, slowdowns, work stoppages or other labor trouble pending or, to the knowledge of the Company or any of the Sellers, threatened with respect to the employees of the Company, nor has any of the above occurred or, to the knowledge of the Company or any of the Sellers, been threatened.

            (f) There is no representation claim or petition pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company or any of the Sellers, no question concerning representation has been raised or threatened respecting the employees of the Company.

            (g) There are no complaints or charges against the Company pending before the National Labor Relations Board or any state or local labor agency and, to the knowledge of the Company or any of the Sellers, no complaints or charges have been filed or threatened to be filed against the Company with any such board or agency.

            (h) To the knowledge of the Company or any of the Sellers, no charges with respect to or relating to the business of the Company are pending before the Equal Employment Opportunity Commission or any state or local agency responsible for the prevention of unlawful employment practices.

            (i) Section 4.20 of the Disclosure Schedule accurately sets forth all unpaid severance which, as of the date hereof, is due or claimed, in writing, to be due from the Company to any Person whose employment with the Company was terminated.

            (j) None of the Sellers or the Company has received notice of the intent of any government body responsible for the enforcement of labor or employment laws to conduct an investigation of the Company and, to the knowledge of the Company or any of the Sellers, no such investigation is in progress.

            (k) To the knowledge of the Company or any of the Sellers, neither the Company nor any employee of the Company is in violation in any material respect of any employment agreement, non-disclosure agreement, non-competition agreement or any other agreement regarding an employee's employment with the Company.

            (l) The Company has paid all wages which are due and payable to each employee and each independent contractor.

      4.21 INTELLECTUAL PROPERTY RIGHTS

            (a) As used herein, the term "Intellectual Property Assets" shall mean all worldwide industrial and intellectual property rights, including, without limitation, patents, patent applications, patent rights, trademarks, trademark applications, trademark rights, service marks, service mark applications, service mark rights, copyrights, copyright applications, trade names, unfair competition rights, franchises, licenses, inventories, know-how, trade secrets, moral rights, rights of publicity, customer lists, proprietary information, technologies, processes and formulae, all source and object code, algorithm, architecture, structure, display screens, layouts, inventions, development tools, and all documentation and media constituting, describing or relating to the above, including, without limitation, manuals, memoranda and records in any format, whether hard copy or machine-readable only.

            (b) The Company is the sole legal and beneficial owner, free and clear of any Encumbrance, of the entire right, title and interest in and to the Intellectual Property Assets used in the conduct of the Company's business as presently conducted and as proposed to be conducted and such rights to use, sell or license are sufficient for such conduct of its business. The execution, delivery and performance of this Agreement and the consummation of the transaction contemplated hereby will not constitute a breach of any Contract involving any of the Company's Intellectual Property Assets, will not cause the forfeiture or termination or give rise to a right of forfeiture or termination of any Intellectual Property Asset or impair the rights of the Company to use, sell or license its Intellectual Property Assets or any portion thereof.

            (c) Set forth in Section 4.21(c) of the Disclosure Schedule is a complete and correct list of (i) all patents and patent applications, if any, owned by the Company worldwide, (ii) all trademarks and service marks, all trademark and service mark applications and registrations and all trade names owned by the Company worldwide, (iii) all copyrights and registrations and applications owned by the Company worldwide and (iv) all licenses owned by the Company in which the Company is (A) a licensor with respect to any of the patents, trademarks, service marks, trade names or copyrights listed in Section 4.21(c) of the Disclosure Schedule or (B) a licensee of any other person's patents, trade names, trademarks, service marks or copyrights. The Company has made all necessary filings and recordations to protect and maintain its interests in the patents, patent applications, trademark and service mark registrations, trademark and service mark applications, trade names, copyright registrations and copyright applications and licenses set forth in Section 4.21(c) of the Disclosure Schedule, except for such filings and recordations the failure of which to make would not have a Material Adverse Effect on the Company.

            (d) Except as set forth in Section 4.21(d) of the Disclosure Schedule, and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, each patent, patent application, trademark or service mark registration, trademark or service mark application and copyright registration or copyright application of the Company set forth in Section 4.21(c) of the Disclosure Schedule, is valid and subsisting and has not been judged invalid, unregistrable or unenforceable, in whole or in part, and is valid, registrable and enforceable. Each license of the Company identified in
Section 4.21(c) of the Disclosure Schedule is valid, subsisting and enforceable and has not been adjudged invalid or unenforceable, in whole or in part. The Company has notified ICC of all uses of any item of its Intellectual Property Assets becoming invalid or unenforceable, including uses which were not supported by the good will of the business connected with such Intellectual Property Assets. The Company has not made a previous assignment, transfer or Contract constituting a present or future assignment, transfer or Encumbrance of any Intellectual Property Asset. Except as listed in Section 4.21(d) of the Disclosure Schedule, the Company has not granted any license, release, covenant not to sue, or non-assertion assurance to any person with respect to any part of the Intellectual Property Assets.

            (e) Except as set forth in Section 4.21(e) of the Disclosure Schedule, and except as would not reasonably be expected to result in a Material Adverse Effect on the Company, no use of the Intellectual Property Assets, nor the manufacture, marketing, license, sale or use of any product or service currently licensed or sold by the Company or currently under development by the Company violates any license agreement between the Company and any third party or infringes any proprietary rights of any third party and there is no pending or threatened claim or litigation contesting the validity, ownership or right to use, sell, license or dispose of any Intellectual Property Asset or product nor is there any basis for any such claim. Further, the Company has not received any notice asserting that any of the Company's Intellectual Property Assets or products, or the proposed use, sale, license or disposition thereof, conflicts or will conflict with the rights of any other party, nor is there any basis for any such assertion.

            (f) Except as set forth in Section 4.21(f) of the Disclosure Schedule, there is no unauthorized use, infringement or misappropriation of any of the Company's Intellectual Property Assets by any third party, including any employee or former employee of the Company.

            (g) Except as set forth in Section 4.21(g) of the Disclosure Schedule, there are no royalties, honoraria, fees or other fixed or contingent amounts or payments payable by Company to any person with respect to any Intellectual Property Assets.

            (h) The Company has taken reasonable and practicable steps designed to safeguard and maintain the secrecy and confidentiality of, and the Company's proprietary rights in, the Intellectual Property Assets. Except as set forth in
Section 4.21(h) of the Disclosure Schedule, all officers, employees and consultants of or to the Company having access to or developing any Intellectual Property Assets of the Company have executed and delivered an agreement regarding the protection of proprietary information and the license or assignment to the Company of all proprietary rights arising from the services performed by such persons, such proprietary rights are licensed or assigned to the Company or are works made-for-hire and the Company is the author and owner of all such rights under the Copyright Act of 1976, as amended. To the knowledge of the Company or any Seller, no current or prior officers, employees or consultants of or to the Company (i) claims or have a right to claim an ownership interest in any Intellectual Property Assets as a result of having been involved in the development or licensing of any such property while employed by or consulting to the Company, or otherwise, or (ii) owns any Intellectual Property Assets directly or indirectly competitive with those of the Company.

            (i) Section 4.21(i) of the Disclosure Schedule contains a complete list of all material development tools used or currently intended to be used by the Company in the development of any product of the Company or used in the conduct of the Company's business as presently conducted and as proposed to be conducted, except for any such tools that are generally available and are used in their generally available form (the "Company Development Tools"). Section 4.21(i) of the Disclosure Schedule also sets forth, for each Company Development
Tool: (i) for any Company Development Tool not entirely developed internally by Company employees, the identity of the independent contractors and consultants involved in such development and a list of the agreements with such independent contractors and consultants, (ii) a list of any third parties with any rights to receive royalties or other payments with respect to such Company Development Tools and a schedule of all such royalties payable, (iii) a list of agreements containing any restrictions on the Company's unrestricted right to use and distribute such Company Development Tools and (iv) a list of all agreements with third parties for the use by such third party of such Company Development Tools. The Company has sufficient right, title and interest in and to the Company Development Tools necessary for the conduct of its business as currently conducted and as to any products currently in development or proposed to be developed and, except as set forth on Section 4.21(i) of the Disclosure Schedule, all Company Development Tools are works made-for-hire and the Company is the author and owner of all such Company Development Tools under the Copyright Act of 1976, as amended.

            (j) Section 4.21(j) of the Disclosure Schedule lists all products and services of the Company sold or proposed to be sold by the Company. Section 4.21(j) of the Disclosure Schedule sets forth, for each product and service, the following information: (i) a list of all Contracts (including all development agreements, trademark or service mark licenses, technology licenses, manufacturer's representative agreements, distribution or other agreements) relating to the product or service, (ii) as to any Contract under which compliance or performance continues to be required, the advances paid or payable, and the royalties or other sums payable, to any third parties with respect to such product or service and (iii) a list of third parties with distribution rights to such product or service together with a description of:
(a) the territory in which the third party has distribution rights and (b) whether such distribution rights are exclusive or nonexclusive.

            (k) Any software products or services owned, provided or otherwise developed by the Company, or used in the conduct of the Company's business as presently conducted, whether in whole or in part, by or for the Company, which incorporate any date-related information or otherwise process any date-related information, provide, among other things, the following functionality: (i) accurate processing of date-related information before, during and after January 1, 2000, including accepting the date input, providing the date output and performing calculations on dates or portions of dates, (ii) accurate functioning without interruption before, during and after January 1, 2000 without any change in operation associated with the advent of the new century, (iii) ability to respond to two-digit date input in a way that resolves any ambiguity as to century in a disclosed, defined and predetermined manner and (iv) the ability to store and provide output date information in ways that are unambiguous as to century.

            (l) Except as set forth in Section 4.21(l) of the Disclosure Schedule, each employee of or consultant to the Company who has or is proposed to have access to the Company's source code or any material confidential and proprietary information of the Company, each of whom is listed on Section 4.21(l) of the Disclosure Schedule, has executed and delivered an agreement with the Company relating to non-competition, non-disclosure, proprietary information and invention assignment, a correct and complete copy of which has been delivered to ICC.

      4.22 CERTAIN PAYMENTS

      Neither the Company nor any director, officer, agent or employee of the Company or, to the knowledge of the Company or any of the Sellers, any other Person associated with or acting for or on behalf of the Company has directly or indirectly (a) made any contribution, gift, bribe, rebate, payoff, influence payment, kickback or other payment to any Person, private or public, regardless of form, whether in money, property or services (i) to obtain favorable treatment in securing business,
(ii) to pay for favorable treatment for business secured, (iii) to obtain special concessions, or for special concessions already obtained, for or in respect of the Company or any affiliate of the Company or (iv) in violation of any legal requirement or (b) established or maintained any fund or asset that has not been recorded in the books and records of the Company.

      4.23 RELATIONSHIPS WITH RELATED PERSONS; USE OF NAME

      (a) Except as set forth in Section 4.23 of the Disclosure Schedule, none of the Sellers, or any officer, director or employee of the Company, or any spouse or child of any of them or any Person associated with any of them (a "Related Person") has any interest in any property or asset used in or pertaining to the business of the Company. None of the Sellers or any Related Person has owned an equity interest or any other financial or profit interest in a Person that has (i) had business dealings with the Company or (ii) engaged in competition with the Company. None of the Sellers or any Related Person is a party to any Contract with, or has any claim or right against, the Company, except employment or consulting agreements listed in Section 4.19(j) of the Disclosure Schedule.

      (b) The business carried on by the Company has been conducted by the Company directly and not through any Related Person or through any other Person. The Company owns and has the exclusive right, title and interest in and to the name "Research Triangle Commerce" and no other Person has the right to use the same, or any confusing derivative thereof, as its corporate name or otherwise in connection with the operation of any business similar or related to the business conducted by the Company.

      4.24 BROKERS OR FINDERS

      Except as listed and described in Section 4.3 of the Disclosure Schedule, neither the Company nor any of the Sellers nor their respective agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement.

      4.25 DEPOSIT ACCOUNTS

      Section 4.25 of the Disclosure Schedule contains a true, correct and complete list of (a) the name of each financial institution in which the Company has an account or safe deposit box, (b) the names in which each account or box is held, (c) the type of account and (d) the name of each person authorized to draw on or have access to each account or box.

      4.26 CLIENT RELATIONSHIPS

      To the knowledge of the Company or any of the Sellers, there are no facts or circumstances, including the consummation of the transactions contemplated by this Agreement, that are reasonably likely to result in the loss of any material client of the Company or a material change in the relationship of the Company with such a client.

      4.27 DISCLOSURE

      No representation or warranty of the Company or any of the Sellers contained in this Agreement and no statement in the Disclosure Schedule is inaccurate in any material respect or omits to state a material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made, not misleading.

      4.28 RESALE REGISTRATION STATEMENT; JOINT PROXY STATEMENT

      The information supplied by the Sellers and the Company with respect to the Sellers and the Company and their respective officers, directors, stockholders and other affiliates (collectively, the "Company Information") for inclusion in the Resale Registration Statement shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The Company Information supplied by the Sellers and the Company for inclusion in the joint proxy statement (such joint proxy statement as amended or supplemented is referred to herein as the "Joint Proxy Statement") to be sent to (a) the stockholders of the Company in connection with the meeting of the stockholders of the Company to consider the Merger (the "Company Shareholders Meeting") and
(b) the stockholders of ICC in connection with the meeting of the stockholders of ICC (the "ICC Stockholders Meeting" and, together with the Company Shareholders Meeting, the "Stockholders Meetings") to consider the ICC Common Stock Issuance will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders or at the time of the Stockholders Meetings, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to the Sellers or the Company or any of their respective officers, directors, stockholders or other affiliates should be discovered by the Sellers or the Company which should be set forth in an amendment or a supplement to the Joint Proxy Statement, the Sellers or the Company, as the case may be, shall promptly inform ICC. The Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, the Sellers and the Company make no representation or warranty with respect to any information supplied by ICC or Buyer which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement or the Joint Proxy Statement.

      5. REPRESENTATIONS AND WARRANTIES OF ICC AND BUYER

      ICC and Buyer jointly and severally represent and warrant to the Company and the Sellers as follows:

      5.1 ORGANIZATION AND GOOD STANDING

      Buyer is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina. ICC is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of ICC and Buyer has full corporate power and authority to conduct its business as it is now being conducted and to own or use the properties and assets that it purports to own or use. Each of ICC and Buyer is duly qualified to do business as a foreign corporation and is in good standing under the laws of each state or other jurisdiction in which either the ownership or use of the properties owned or used by it, or the nature of the activities conducted by it, requires such qualification, except where the failure to be so qualified could not reasonably be expected to have a Material Adverse Effect on ICC and Buyer, taken as a whole.

      5.2 AUTHORITY; NO CONFLICT

            (a) ICC and Buyer each has the right, power, authority and capacity to execute and deliver this Agreement, to consummate the Merger and to perform its respective obligations under this Agreement. This Agreement has been duly authorized and approved, executed and delivered by ICC and Buyer and constitutes the legal, valid and binding obligation of ICC and Buyer, enforceable against each in accordance with its terms, subject to approval of the ICC Common Stock Issuance by the stockholders of ICC.

            (b) Neither the execution and delivery of this Agreement by ICC or Buyer nor the consummation or performance by ICC or Buyer of the Merger or any of the other transactions contemplated hereby will, directly or indirectly (with or without notice or lapse of time or both):

                  (i) contravene, conflict with, or result in a violation or breach of (A) any provision of the Organizational Documents of ICC or Buyer, (B) any resolution adopted by the board of directors (or any committee thereof) or the stockholders of ICC or Buyer, (C) any legal requirement or any order to which ICC or Buyer or any of the properties or assets owned or used by them may be subject or (D) any Governmental Permit held by ICC or Buyer;

                  (ii) result in a breach of or constitute a default, give rise to a right of termination, cancellation or acceleration, create any entitlement to any payment or benefit, or require the consent or approval of or any notice to or filing with any third party, under any Contract to which ICC or Buyer is a party or by which their respective properties or assets are bound, or require the consent or approval of or any notice to or filing with any Governmental Authority to which either ICC, Buyer or their respective assets are subject; or

                  (iii) result in the imposition or creation of any Encumbrance upon or with respect to any of the properties or assets owned or used by ICC or Buyer, except, with respect to clause (i) (C) or (D), (ii) or (iii) of this
Section 5.2, where any such contravention, conflict, violation, breach, default, termination right, cancellation or acceleration right or Encumbrance could not reasonably be expected to have a Material Adverse Effect on ICC or could not reasonably be expected to adversely affect the ability of ICC or Buyer to consummate the Merger or the other transactions contemplated by this Agreement.

      5.3 CAPITALIZATION; ICC SHARES

            (a) The authorized capital stock of ICC consists of 40,000,000 shares of Class A Common Stock, par value $.01 per share, of which as of June 9, 2000 6,287,301 shares were issued and outstanding; 2,000,000 shares of Class B Common Stock, par value $.01 per share, of which as of June 9, 2000 3,218 shares were issued and outstanding; 2,000,000 shares of Class E-1 Common Stock, par value $.01 per share, of which as of June 9, 2000 no shares were issued and outstanding; 2,000,000 shares of Class E-2 Common Stock, par value $.01 per share, of which as of June 9, 2000 no shares were issued and outstanding; and 5,000,000 shares of preferred stock, $.01 par value per share, of which as of June 9, 2000 (i) 10,000 shares, designated Series A Convertible Redeemable Preferred Stock, were authorized and 868 shares were outstanding, (ii) 10,000 shares, designated Series C Convertible Redeemable Preferred Stock, were authorized and outstanding and (iii) 175 shares, designated Series S Preferred Stock, were authorized and none was outstanding. All of the issued and outstanding capital stock of Buyer is owned of record and beneficially by ICC.

            (a) The ICC Shares issuable as a result of the Merger have been duly authorized and upon the Effective Time, will be validly issued, fully paid and nonassessable and designated for quotation on The NASDAQ SmallCap Market.

      5.4 FILINGS WITH THE SECURITIES AND EXCHANGE COMMISSION

            (a) ICC has delivered to each Seller correct and complete copies of its Prospectus dated March 28, 2000 as filed with the Commission pursuant to Rule 424(b) under the Securities Act (the "Prospectus"), its Annual Report on Form 10-KSB for the year ended July 31, 1999 (the "Form 10-KSB") and its Quarterly Reports on Form 10-QSB for the quarters ended October 31, 1999, January 31, 2000 and April 30, 2000 (the "Forms 10-QSB") The Prospectus, the Form 10-KSB and the Forms 10-QSB (the "ICC SEC Reports") have been timely filed pursuant to the Securities Act or the Exchange Act, as applicable.

            (b) The Prospectus, the Form 10-KSB and the Forms 10-QSB complied as to form in all material respects with the requirements of the Securities Act and the Exchange Act, as applicable, in effect on the respective dates thereof. None of the Prospectus, the Form 10-KSB or the Forms 10-QSB, when filed pursuant to the Securities Act or the Exchange Act, as applicable, contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (c) Each of the financial statements (including the related notes) included in the Form 10-KSB and the Forms 10-QSB presents fairly, in all material respects, the consolidated financial position and consolidated results of operations and cash flows of ICC as of the respective dates or for the respective periods set forth therein, all in conformity with GAAP consistently applied during the periods involved, except as otherwise noted therein, and subject, in the case of any unaudited interim financial statements included therein, to normal year-end adjustments and to the absence of complete footnotes.

      5.5 NO MATERIAL ADVERSE CHANGE

      Since July 31, 1999, there has not been any material adverse change in the business, operations, properties, prospects, liabilities, results of operations, assets or condition (financial or otherwise) of ICC taken as a whole. Certain recent developments involving ICC are described in Section 5.5 of the Disclosure Schedule.

      5.6 LEGAL PROCEEDINGS

      Except as set forth in Section 5.6 of the Disclosure Schedule, there is no pending Proceeding against ICC or Buyer that challenges, or that may have the effect of preventing, delaying, making illegal or otherwise interfering with, any of the transactions contemplated by this Agreement. To the knowledge of ICC, no such Proceeding has been threatened in writing.

      5.7 BROKERS OR FINDERS

      Neither ICC nor Buyer nor any of its officers and agents has incurred any obligation or liability, contingent or otherwise, for brokerage or finders' fees or agents' commissions or financial advisory services or other similar payment in connection with this Agreement, except for fees that will be paid by ICC.

      5.8 RESALE REGISTRATION STATEMENT; JOINT PROXY STATEMENT

      Subject to the accuracy of the representations of the Company in Section 4.28, the Resale Registration Statement pursuant to which the ICC Shares will be registered with the Commission shall not at the time the Resale Registration Statement is declared effective by the Commission contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The information with respect to ICC and its officers, directors, stockholders and other affiliates included in the Joint Proxy Statement will not, on the date the Joint Proxy Statement (or any amendment thereof or supplement thereto) is first mailed to stockholders, or at the time of the Stockholders Meetings, contain any statement which, at such time and in light of the circumstances under which it shall be made, is false or misleading with respect to any material fact, or shall omit to state any material fact necessary in order to make the statements made therein, in light of the circumstances under which they are made, not false or misleading, or omit to state any material fact necessary to correct any statement in any earlier communication with respect to the solicitation of proxies for the Stockholders Meetings which has become false or misleading. If at any time prior to the Effective Time any event relating to ICC or Buyer or any of their respective officers, directors, stockholders or affiliates should be discovered by ICC which should be set forth in an amendment or a supplement to the Joint Proxy Statement, ICC shall promptly inform the Sellers and the Company. The Joint Proxy Statement shall comply as to form in all material respects with the requirements of the Exchange Act. Notwithstanding the foregoing, ICC and Buyer make no representation or warranty with respect to any Company Information which is contained or incorporated by reference in, or furnished in connection with the preparation of, the Resale Registration Statement or the Joint Proxy Statement.

      5.9 EMPLOYEES

      ICC is not aware of any officer or other key employee of ICC who intends to terminate his or her employment with ICC.

      5.10 CONTINUATION OF BUSINESS

      After the Effective Time ICC intends to operate the Company as a going concern substantially in accordance with the Company's present plan of operation (without regard to acquisitions) and at the Effective Time ICC will offer employment to all the present employees of the Company on terms substantially comparable to the terms of employment of comparable ICC employees, subject to reasonable adjustments related to location, cost of living and other relevant factors and subject in all cases to the discretion of the Board of Directors of ICC.

6.    COVENANTS OF THE COMPANY AND THE SELLERS

      The Company and the Sellers hereby each individually covenants and agrees with ICC and Buyer as follows:

      6.1 NORMAL COURSE

      From the date of this Agreement until the Closing, the Company will and the Sellers will cause the Company to: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit ICC, Buyer, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice, including without limitation with respect to any cash provided to the Company by ICC in connection with the transactions contemplated by this Agreement and the Letter of Intent, and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

      6.2 CONDUCT OF BUSINESS

      Without limiting the provisions of Section 6.1 and except as otherwise expressly permitted by this Agreement, from the date of this Agreement until the Closing, the Company will not, and the Sellers will cause the Company not to, without the prior written consent of ICC, enter into any Contract or take or fail to take any action that, if it had occurred after the Balance Sheet Date and prior to the date of this Agreement would be required to be disclosed in
Section 4.14 of the Disclosure Schedule:

            (a) amend or otherwise modify its Organizational Documents;

            (b) pay any material Liability, except for any current Liabilities and the current portion of any long term Liabilities shown on the Financial Statements (or not required as of the date thereof to be shown thereon in accordance with GAAP) or incurred since the Balance Sheet Date in the ordinary course of business consistent with past practice;

            (c) make any loan or advance in excess of $10,000 to any Person other than travel and other similar routine advances in the ordinary course of business consistent with past practice, or acquire any capital stock or other securities of or any ownership interest in any other business enterprise;

            (d) make any capital expenditure or capital addition or betterment in amounts which exceed $100,000 in the aggregate, except as contemplated in capital budgets in effect on the date of this Agreement; or

            (e) enter into any commitment to do any of the foregoing; provided, however, that prior to the Closing the Company may adopt a restricted stock plan reasonably satisfactory to ICC and award shares of Company Restricted Stock subject to forfeiture by the recipients of such shares on the terms and conditions set forth in such plan. The total number of shares of Company Restricted Stock awarded under such plan may not exceed the lesser of (x) 825,000 shares of Company Restricted Stock and (y) the number of shares contributed by Jeffrey LeRose to the capital of the Company prior to the Closing.

      6.3 CERTAIN FILINGS

            The Company and the Sellers agree to cooperate with ICC with respect to all filings with regulatory authorities that are required to be made, respectively, by any of the Sellers or by the Company to carry out the transactions contemplated by this Agreement, including providing information and cooperating in the preparation and filing of the Resale Registration Statement (or such other form as may be appropriate) and the Joint Proxy Statement. The Sellers shall assist and shall cause the Company to assist ICC and Buyer in making all such filings, applications and notices as may be necessary or desirable in order to obtain the authorization, approval or consent of any governmental entity which may be reasonably required or which ICC and Buyer may reasonably request in connection with the consummation of the transactions contemplated by this Agreement. The Joint Proxy Statement shall include the unanimous recommendation of the Board of Directors of the Company in favor of the Merger and this Agreement and such recommendation shall not be withdrawn modified or changed in a manner adverse to ICC or the Company, respectively.

      6.4 CONSENTS AND APPROVALS

      The Company and the Sellers shall use their respective reasonable commercial efforts to obtain as promptly as practicable all consents, authorizations, approvals and waivers required in connection with the consummation of the transactions contemplated by this Agreement.

      6.5 COMMERCIALLY REASONABLE BEST EFFORTS TO SATISFY CONDITIONS

            (b) The Company and the Sellers shall use their commercially reasonable best efforts to cooperate with ICC for purposes of satisfying the conditions set forth in Sections 8 and 9 that are within their control.

            (c) The Company and the Sellers shall use their commercially reasonable best efforts to cause the Persons listed in Section 4.21(h) and
Section 4.21(l) of the Disclosure Schedule to sign the Company's standard form of non-compete, non-disclosure, proprietary information and invention assignment agreement.

      6.6 INTERCOMPANY PAYMENTS

      All loans, payables and other amounts due between, to or from the Company and its affiliates as listed in Section 6.6 of the Disclosure Schedule, if any, shall be paid in full, written off or adjusted to zero balances at or prior to the Closing. Such amounts due may be paid from cash on hand or as may otherwise be available to the Company from existing lines of credit with third party lenders.

      6.7 NOTIFICATION OF CERTAIN MATTERS

      The Company and each Seller shall promptly notify ICC of (i) the occurrence or non-occurrence of any fact or event of which such Seller or the Company has knowledge which would be reasonably likely (A) to cause any representation or warranty of such Seller or the Company contained in this Agreement or the Disclosure Schedule to be untrue or inaccurate in any material respect at any time from the date of this Agreement to the Closing Date or (B) to cause any covenant, condition or agreement of such Seller or the Company in this Agreement not to be complied with or satisfied in any material respect and
(ii) any failure of such Seller or the Company to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of the Sellers or the Company or the right of ICC or Buyer to rely thereon, or the conditions to the obligations of ICC or Buyer. The Company shall give prompt notice to ICC of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      6.8 TAX TREATMENT

      The Company and each Seller agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in
Section 2.11.

      6.9 RESTRICTIVE COVENANTS

            (a) Scope and Reasonableness. Mr. LeRose acknowledges that ICC would not consummate the transactions contemplated by this Agreement without the assurance that he will not engage in the activities prohibited by this Section
6.9 as and for the period set forth below. In order to induce ICC to consummate the transactions contemplated by this Agreement,

Mr. LeRose agrees to restrict his actions and activities throughout the United States (the "Territory") as provided in this Section 6.9. Mr. LeRose acknowledges and agrees that the restrictions in this Section 6.9 are reasonable in light of the benefits of the transactions contemplated by this Agreement to him.

            (b) Non-competition. Mr. LeRose hereby covenants and agrees that from the Closing Date until the second (2nd) anniversary of the Closing Date, it will not in the Territory, directly or indirectly, (a) engage on its own behalf in the RTCI Business (as hereinafter defined) or (b) own any interest in or engage in or perform any service for any Person, either as a partner, owner, employee, consultant, agent, officer, director or shareholder, that (A) derives a meaningful portion of its revenues from the RTCI Business or (B) is a meaningful competitor in the RTCI Business. Notwithstanding any provision of this Section 6.9(b), it shall not be a violation of this Section 6.9(b) for Mr. LeRose to own two percent (2%) or less of a public company, provided that he does not exert or have the power to exert any management or other control over such public company. The RTCI Business means Data Transformation and Mapping (as hereinafter defined) for business-to-business electronic commerce over the Internet. "Data Transformation and Mapping" means using commercially available translation software to communicate between systems.

            (c) Non-Solicitation. Mr. LeRose hereby covenants and agrees that from the Closing Date through the first (1st) anniversary of the Closing Date, he will not induce or attempt to induce, in any manner, directly or indirectly, any employee, agent, representative, customer or any other person or concern dealing with or in any way associated with the Company to terminate or to modify, in any fashion to the material detriment of the Company, such association with the Company. Mr. LeRose acknowledges that the provisions of Sections 6.9(b) and 6.9(c) are his separate agreement.

            (d) Remedies. Mr. LeRose's agreements contained in this Section 6.9 relate to matters of unique character and peculiar value impossible of replacement, that breach of such agreements by Mr. LeRose will cause the Company great and irreparable injury, that the remedy at law for any breach of the agreements contained in this Section 6.9 will be inadequate and that ICC, in addition to any other remedy available to it, shall be entitled to temporary restraining orders and temporary and permanent injunctive relief or other equitable relief without the necessity of proving actual damage or of providing a bond so as to prevent a breach or threatened breach of any of the agreements contained in this Section 6.9 and to secure the enforcement thereof.

      6.10 COMPANY SHAREHOLDERS MEETING

      The Company shall call the Company Shareholders Meeting as promptly as practicable for the purpose of voting upon the approval of the Merger. The Company shall take all reasonable action necessary or advisable to secure the vote or consent of stockholders of the Company in favor of approval of the Merger and this Agreement and shall not take any action that could reasonably be expected to prevent the vote or consent of stockholders in favor of such approval.

      6.11 AGREEMENT TO VOTE COMPANY CAPITAL STOCK

      Each of the Sellers shall, at any meeting of the stockholders of the Company prior to the Effective Time, however called, vote, or shall execute a written consent with respect to all of, its shares of Company Capital Stock (a) in favor of the Merger and this Agreement, (b) against any action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company or the Sellers under this Agreement and (c) against any action or agreement (other than this Agreement) that would impede, interfere with, delay, postpone or attempt to discourage the Merger, including, but not limited to: (i) any extraordinary corporate transaction, such as a merger, consolidation or other business combination involving the Company,
(ii) a sale or transfer of a material amount of assets of the Company or a reorganization, recapitalization or liquidation of the Company, except as provided in this Agreement, (iii) any change in the management or board of directors of the Company, except as otherwise agreed to in writing by ICC, (iv) any material change in the present capitalization or dividend policy of the Company, except as provided in this Agreement or (v) any other material change in the Company's corporate structure or business, except as provided in this Agreement.

      6.12 GRANT OF IRREVOCABLE PROXY; APPOINTMENT OF PROXY

      (a) Effective upon the mailing of the Joint Proxy Statement, each Seller hereby irrevocably appoints and grants to Dr. Geoffrey S. Carroll and Walter M. Psztur or either of them, in their respective capacities as officers or directors of ICC, and any individual who shall hereafter succeed to any such office or directorship of ICC, and each of them individually, as such Seller's proxy and attorney-in-fact (with full power of substitution and resubstitution), for and in the name, place and stead of such Seller, to vote, or execute a written consent with respect to all of, the shares of Company Capital Stock held by such Seller in favor of the Merger and against each matter contemplated by
(b) and (c) in Section 6.11.

      (b) Each Seller represents and warrants that any proxies heretofore given in respect of the shares of Company Capital Stock held by such Seller are revocable, and that any such proxies are hereby revoked. Each Seller hereby affirms that the irrevocable proxy set forth in this Section is given to secure the performance of the duties of such Seller under this Agreement. Each Seller hereby further affirms that the irrevocable proxy is coupled with an interest and may under no circumstances be revoked. Each Seller hereby ratifies and confirms all that such irrevocable proxy may lawfully do or cause to be done by virtue hereof. Such irrevocable proxy is executed and intended to be irrevocable in accordance with the applicable provisions of the NCBCA.

      6.13 AGREEMENT TO COOPERATE

      The Company and each Seller shall provide to ICC such financial (including financial statements) and other information concerning the Company, and shall otherwise fully cooperate with ICC, in connection with the preparation and filing with the Commission of any registration statement, report or other document required to be filed by ICC. ICC shall pay all reasonable out-of-pocket costs incurred by the Company in preparing such financial and other information if and to the extent the Company would not otherwise have incurred such costs. All such information shall be true and correct and none shall contain any untrue statement of a material fact or omit to state any material fact required to be stated therein, or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

      6.14 BOARD MEMBERSHIP

      In the event the Merger is either (i) not consummated or (ii) not effective by November 30, 2000 (unless extended by mutual agreement of the parties), then the Company and each Seller shall cause one person nominated by ICC to be elected to the Company's board of directors for so long as ICC owns any shares of the Company's capital stock acquired upon the conversion of the Promissory Note. This covenant shall survive the termination of this Agreement for any reason and by any of the parties to this Agreement.

      6.15 EXERCISE OF WARRANTS

      Immediately prior to the Effective Time, Blue Water shall exercise all warrants to purchase Company Capital Stock held by it.

7.    COVENANTS OF ICC AND BUYER

      ICC and Buyer each covenants and agrees with the Company as follows:

      7.1 NORMAL COURSE

      From the date of this Agreement until the Closing, each of ICC and Buyer will: (a) maintain its corporate existence in good standing, (b) maintain the general character of its business, (c) use all reasonable commercial efforts to maintain in effect all of its presently existing insurance coverage (or substantially equivalent insurance coverage), preserve its business organization substantially intact, keep the services of its present principal employees and preserve its present business relationships with its material suppliers and customers, (d) permit the Company, the Sellers, their accountants, their legal counsel and their other representatives full access to its management, minute books and stock transfer records, other books and records, Contracts, properties and operations at all reasonable times and upon reasonable notice and (e) in all respects conduct its business in the usual and ordinary manner consistent with past practice and perform in all material respects all agreements or other obligations with banks, customers, suppliers, employees and others.

      7.2 CERTAIN FILINGS

      ICC and Buyer agree to make or cause to be made all filings with regulatory authorities that are required to be made by ICC or Buyer or their respective affiliates to carry out the transactions contemplated by this Agreement. ICC shall use its best efforts to file a Registration Statement on Form S-8 as soon reasonably practicable after the Effective Time to register the Options to be granted pursuant to Section 2.12(a) and, to the extent permissible, the ICC Shares issued pursuant to Section 2.12(b).

      7.3 COMMERCIALLY REASONABLE BEST EFFORTS TO SATISFY CONDITIONS

      Each of ICC and Buyer agrees to use its commercially reasonable best efforts to satisfy the conditions set forth in Sections 8 and 9 that are within its control.

      7.4 NOTIFICATION OF CERTAIN MATTERS

      ICC and Buyer shall promptly notify the Company and the Sellers of (i) the occurrence or non-occurrence of any fact or event of which ICC or Buyer has knowledge which would be reasonably likely (A) to cause any representation or warranty of ICC or Buyer contained in this Agreement to be untrue or inaccurate in any material respect at any time from the date hereof to the Closing Date or
(B) to cause any covenant, condition or agreement of ICC or Buyer in this Agreement not to be complied with or satisfied in any material respect and (ii) any failure of ICC or Buyer to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder in any material respect; provided, however, that no such notification shall affect the representations or warranties of ICC and Buyer, or the Company's or the Sellers' right to rely thereon, or the conditions to the obligations of the Company and the Sellers. ICC and Buyer shall give prompt notice to the Company of any notice or other communication from any third party alleging that the consent of such third party is or may be required in connection with the transactions contemplated by this Agreement.

      7.5 TAX TREATMENT

      ICC agrees not to take any action that would jeopardize treatment of the Merger as a tax-free reorganization as described in Section 2.11.

      7.6 ICC STOCKHOLDERS MEETING

      ICC shall call the ICC Stockholders Meeting as promptly as practicable for the purpose of authorizing and approving the issuance by ICC of the ICC Shares in the Merger, as contemplated by this Agreement (the "ICC Common Stock Issuance"), as required by the National Association of Securities Dealers, Inc. (the "NASD"). ICC shall solicit from its stockholders proxies in favor of approval of the ICC Common Stock Issuance, shall take all other reasonable action necessary or advisable to secure the vote or consent of stockholders in favor of such approval and shall not take any action that could reasonably be expected to prevent such vote or consent of stockholders in favor of such approval. The Joint Proxy Statement for the ICC Stockholders Meeting shall include the unanimous recommendation of the Board of Directors of the Company in favor of the ICC Common Stock Issuance, and such recommendations shall not be withdrawn modified or changed in a manner adverse to the Company.

      1.3 DELIVERY OF ICC SHARES

      At the Effective Time or as soon thereafter as reasonably practicable, ICC shall deliver, or caused to be delivered, the ICC Shares.

8.    CONDITIONS TO OBLIGATIONS OF ICC AND BUYER

      The obligations of ICC and Buyer under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

      8.1 REPRESENTATIONS AND WARRANTIES

      The representations and warranties of the Company and the Sellers contained in this Agreement or in the Disclosure Schedule or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

      8.2 PERFORMANCE OF COVENANTS

      The Company and the Sellers shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

      8.3 LACK OF ADVERSE CHANGE

      Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on the Company, including the loss of any significant customer of the Company.

      8.4 UPDATE CERTIFICATE

      ICC and Buyer shall have received favorable certificates, dated the Closing Date, signed by the Company and each of the Sellers as to the matters set forth in Sections 8.1, 8.2 and 8.3.

      8.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION

      No order of any Governmental Authority shall be in effect that restrains or prohibits any transaction contemplated by this Agreement or that would limit or affect ICC's or Buyer's ownership or operation of the business of the Company; no suit, action, investigation, inquiry or proceeding by any Governmental Authority shall be pending or threatened against ICC, Buyer, the Company or any Seller that challenges the validity or legality, or that seeks to restrain the consummation, of the transactions contemplated by this Agreement or that seeks to limit or otherwise affect ICC's right to own or operate the business of the Company and no written advice shall have been received by ICC, Buyer, the Company or any Seller or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger or limit or otherwise affect ICC's or Buyer's ownership or operation of the business of the Company.

      8.6 APPROVALS AND CONSENTS

      All consents, waivers, approvals, authorizations or orders required to be obtained, and all filings required to be made, by the Company for the authorization, execution and delivery of this Agreement, the consummation by it of the transactions contemplated by this Agreement and the continuation in full force and effect of any and all material rights, documents, agreements or instruments of the Company shall have been obtained and made by the Company, except where the failure to receive such consents, waivers, approvals, authorizations or orders could not reasonably be expected to have a Material Adverse Effect on the Company.

      8.7 OPINION OF COUNSEL

      The Sellers and the Company shall have delivered to ICC and Buyer an opinion of Kilpatrick Stockton LLP, dated the Closing Date and addressed to ICC and Buyer, as to such matters as are customarily covered by opinions in connection with transactions similar to the Merger, in form and substance reasonably satisfactory to ICC.

      8.8 SHAREHOLDER APPROVAL

      This Agreement shall have been duly approved at or prior to the Effective Time of the Merger by the requisite vote of the Company Shareholders in accordance with the NCBCA. The ICC Stock Issuance shall have been duly approved at or prior to the Effective Time by the requisite vote of ICC's stockholders in accordance with the Delaware General Corporation Law.

      8.9 REGISTRATION RIGHTS AGREEMENT

      The Sellers shall have delivered an executed Registration Rights Agreement (the "Registration Rights Agreement"), in the form attached to this Agreement as
Exhibit 8.9, with respect to the ICC Shares.

      8.10 TERMINATION OF AGREEMENTS

      The Registration Rights Agreement dated as of April 9, 1999 by and between the Company and Marion Bass Securities Corporation and the Voting Trust Agreement dated as of March 9, 2000 by and among the Company, the Trustee (as defined therein) and the Shareholders (as defined therein) shall both be terminated and shall have no further force and effect as of the Closing.

      8.11 BLUE WATER WAIVER LETTER

      The Blue Water Waiver Letter shall remain in full force and effect.

9.    CONDITIONS TO OBLIGATION OF THE COMPANY AND THE SELLERS

      The obligations of the Company and the Sellers under this Agreement to consummate the Merger shall be subject to the satisfaction, on or before the Closing Date, of each of the following conditions:

      9.1 REPRESENTATIONS AND WARRANTIES

      The representations and warranties of ICC and Buyer contained in this Agreement or in any certificate delivered pursuant to this Agreement shall be complete and correct as of the date when made, shall be deemed repeated at and as of the Closing Date as if made on the Closing Date and, without giving effect to any qualification as to materiality (or any variation of such term) contained in any representation or warranty, shall then be complete and correct in all material respects.

      9.2 LACK OF ADVERSE CHANGE

      Since the date of this Agreement, there shall not have occurred any incident or event which, individually or in the aggregate, has had or is reasonably likely to result in a Material Adverse Effect on ICC, including the loss of any significant customer of ICC.

      9.3 PERFORMANCE OF COVENANTS

      ICC and Buyer shall have performed and complied in all material respects with each covenant, agreement and condition required by this Agreement to be performed or complied with by them prior to or on the Closing Date.

      9.4 UPDATE CERTIFICATE

      The Company and the Sellers shall have received favorable certificates, dated the Closing Date, signed by ICC and Buyer as to the matters set forth in Sections 9.1, 9.2 and 9.3.

      9.5 NO GOVERNMENTAL OR OTHER PROCEEDING OR LITIGATION

      No order of any Governmental Authority shall be in effect that restrains or prohibits the Merger, and no written advice shall have been received by ICC, Buyer, the Company or any Seller or by any of their respective counsel from any Governmental Authority, and remain in effect, stating that a Proceeding will, if the Merger is consummated or sought to be consummated, be filed seeking to invalidate or restrain the Merger.

      9.6 OPINION OF COUNSEL

      ICC shall have delivered to Sellers an opinion of Kramer Levin Naftalis & Frankel LLP, dated the Closing Date and addressed to Sellers, as to such matters as are customarily covered by opinions in connection with transactions similar to the Merger, in form and substance reasonably satisfactory to Sellers.

      9.7 BOARD MEMBERS

      Two directors nominated by the Sellers shall have been elected to ICC's Board of Directors, one of whom shall be Jeffrey LeRose and the other of whom shall be an independent individual with recognized experience and reputation in the industry, which individual shall be reasonable acceptable to ICC in consultation with its investment bankers; provided, however, that in the event that such second individual is not identified at the Effective Time, the Sellers shall nominate a current member of the Company's Board of Directors to be a director of the ICC Board of Directors, which member shall be reasonably acceptable to the ICC Board of Directors.

      9.8 REGISTRATION RIGHTS AGREEMENT

      ICC shall have delivered an executed Registration Rights Agreement with respect to the ICC Shares.

10.   TERMINATION OF AGREEMENT

      This Agreement may be terminated upon the occurrence of any of the following events:

      10.1 MUTUAL CONSENT

      At any time prior to the Effective Time, by mutual consent of ICC, Buyer and the Company.

      10.2 TRANSACTION DATE

      By ICC, Buyer or the Company if the Effective Time shall not have occurred by November 30, 2000, unless such failure shall be due to a material breach of any representation or warranty, or the nonfulfillment in any material respect, and failure to cure such nonfulfillment, of any covenant or agreement contained in this Agreement on the part of the party or parties seeking to terminate.

      10.3 BREACH

      By ICC or Buyer if there has been a material misrepresentation by the Company or the Sellers, or a material breach on the part of the Company or the Sellers of any of their warranties or covenants set forth in this Agreement, or a material failure on the part of the Company or the Sellers to comply with any of their other obligations under this Agreement, or by the Company if there has been a material misrepresentation by ICC or Buyer, or a material breach on the part of ICC or Buyer of any of their warranties or covenants set forth in this Agreement, or a material failure on the part of ICC or Buyer to comply with any of their other obligations under this Agreement. No such termination shall relieve any party of the consequences of any such misrepresentation, breach or failure.

11.   INDEMNIFICATION; REMEDIES

      11.1 SURVIVAL; RIGHT TO INDEMNIFICATION NOT AFFECTED BY KNOWLEDGE

      All representations, warranties, covenants, and obligations in this Agreement, the Disclosure Schedule and any other certificate or document delivered pursuant to this Agreement shall survive the Closing until ICC files with the Commission its Annual Report on Form 10-K

(or 10-KSB) for the year ending July 31, 2001, except as to Sections 4.8, 4.17 and 4.19, which shall survive for the applicable statute of limitations, and Sections 3.2, 3.4, 4.3, 4.23 and 4.24, which shall survive indefinitely; provided, however, that a claim asserted within such time may continue beyond any such time limit. The right to indemnification, payment of Damages (as defined below) or other remedy based on such representations, warranties, covenants and obligations will not be affected by any investigation conducted with respect to, or any knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement or the Closing Date, with respect to the accuracy or inaccuracy of or compliance with, any such representation, warranty, covenant or obligation.

      11.2 INDEMNIFICATION AND PAYMENT OF DAMAGES BY SELLERS

            (a) Each Seller hereby agrees to indemnify and hold harmless ICC, Buyer, the Company and their respective representatives (including all officers and directors), stockholders, controlling persons and affiliates (collectively, the "Indemnified Persons") from and against, and will pay to the Indemnified Persons the amount of any loss, liability, claim, damage, cost or expense (including reasonable costs of investigation and defense and reasonable attorneys' and experts' fees and expenses) or diminution of value, whether or not involving a third-party claim (collectively, "Damages"), arising, directly or indirectly, from or in connection with or incurred as a result of:

                  (i) any breach of any representation or warranty made by such Seller or the Company in this Agreement, the Disclosure Schedule or in any certificate delivered by such Seller or the Company pursuant to this Agreement; and

                  (ii) any breach by such Seller or Company of any covenant or obligation of such Seller or Company in this Agreement.

            (b) Notwithstanding anything in this Section 11.2 to the contrary, no Seller shall have any obligation to indemnify the Indemnified Persons for any Damages resulting from the breach or breaches of any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by any of the Sellers or the Company pursuant to this Agreement: (i) until the Indemnified Persons have suffered Damages, by reason of such breach or breaches, in excess of $500,000 in the aggregate (the "Seller Basket"); provided that once the Indemnified Persons' aggregate Damages exceed the Seller Basket, the Sellers shall indemnify the Indemnified Persons for all such Damages suffered, and (ii) to the extent the aggregate Damages the Indemnified Persons have suffered by reason of all such breaches of representations and warranties of the Sellers or the Company exceed $21,000,000 (the "Seller Cap"), in the absence of fraud or intentional misrepresentation, the Sellers will have no obligation to indemnify the Indemnified Persons for further Damages in excess of the Seller Cap. Such indemnification shall be payable by the Sellers by relinquishing that number of ICC Shares equal to the amount of such Damages (subject to the Seller Cap) divided by the Market Price of ICC Common Stock; provided, however, that the Sellers shall be severally liable for such Damages in amount determined for each Seller by multiplying the amount of such Damages by a fraction, the numerator of which shall be the number of ICC Shares into which such Seller's shares of Company Capital Stock were converted pursuant to Section 2.7 and the denominator of which shall be the total number of ICC Shares into which both Sellers' shares of Company Capital Stock were converted pursuant to Section 2.7. For purposes of determining whether a breach of any representation or warranty of the Sellers or the Company contained in Section 4 of this Agreement or in the Disclosure Schedule or in any certificate relating thereto and delivered by the Sellers or the Company pursuant to this Agreement has occurred and results in Damages in excess of the Seller Basket or the Seller Cap, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to the Sellers' knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "Materiality Condition") shall be ignored, and if the aggregate of all the claims for indemnification for breaches of a representation or warranty exceeds the Seller Basket, in each case ignoring all Materiality Conditions, the Indemnified Persons shall be indemnified in accordance with this Section 11.

      11.3 INDEMNIFICATION AND PAYMENT OF DAMAGES BY ICC AND BUYER

            (a) ICC and Buyer will indemnify and hold harmless the Sellers and their respective heirs, estates and personal representatives ("Seller Parties") and will pay to the Seller Parties the amount of any Damages arising, directly or indirectly, from or in connection with or incurred as a result of (a) any breach of any representation or warranty made by ICC or Buyer in this Agreement or in any certificate delivered by ICC or Buyer pursuant to this Agreement, (b) any breach by ICC or Buyer of any covenant or obligation of ICC or Buyer in this Agreement or (c) any claim by any Person for brokerage or finder's fees or commissions or similar payments based upon any agreement or understanding alleged to have been made by such Person with ICC or Buyer in connection with the transactions contemplated by this Agreement.

            (b) Notwithstanding anything in this Section 11.3 to the contrary, ICC and Buyer shall not have any obligation to indemnify the Seller Parties for any Damages resulting from the breach or breaches of any representation or warranty of ICC or Buyer contained in Section 5 of this Agreement or in any certificate relating thereto and delivered by either ICC or Buyer pursuant to this Agreement: (i) until the Seller Parties have suffered Damages, by reason of such breach or breaches, in excess of $500,000 in the aggregate (the "ICC Basket"); provided that once the Seller Parties' aggregate Damages exceed the ICC Basket, ICC and Buyer shall indemnify the Seller Parties for all such Damages suffered, and (ii) to the extent the aggregate Damages the Seller Parties have suffered by reason of all such breaches of representations and warranties of ICC or Buyer exceed $21,000,000 (the "ICC Cap"), in the absence of fraud or intentional misrepresentation, ICC and Buyer will have no obligation to indemnify the Seller Parties for further Damages in excess of the ICC Cap. For purposes of determining whether a breach of any representation or warranty of ICC or Buyer contained in Section 5 of this Agreement or in any certificate relating thereto and delivered by ICC or Buyer pursuant to this Agreement has occurred and results in Damages in excess of the ICC Basket or the ICC Cap, any requirement in any representation or warranty that an event or fact be material, have a Material Adverse Effect or be qualified to ICC's or Buyer's knowledge in order for such event or fact to constitute a breach of such representation or warranty (a "Materiality Condition") shall be ignored, and if the aggregate of all the claims for indemnification for breaches of a representation or warranty exceeds the ICC Basket, in each case ignoring all Materiality Conditions, the Indemnified Persons shall be indemnified in accordance with this Section 11.

      11.4 PROCEDURE FOR INDEMNIFICATION--THIRD PARTY CLAIMS

            (a) An indemnified party shall promptly give notice to each indemnifying party after obtaining knowledge of any matter as to which recovery may be sought against such indemnifying party because of the indemnity set forth above, and, if such indemnity shall arise from the claim of a third party, shall permit such indemnifying party to assume the defense of any such claim or any Proceeding resulting from such claim; provided, however, that failure to promptly give any such notice shall not affect the indemnification provided under this Section 11 except to the extent such indemnifying party shall have been actually and materially prejudiced as a result of such failure. Notwithstanding the foregoing, an indemnifying party may not assume the defense of any such third-party claim or Proceeding if it does not demonstrate to the reasonable satisfaction of the indemnified party that it has adequate financial resources to defend such claim or Proceeding and pay any and all Damages that may result therefrom, or if the claim or Proceeding (i) could result in imprisonment of the indemnified party, (ii) could result in a criminal penalty or fine against the indemnified party the consequences of which would be reasonably likely to have a Material Adverse Effect on the indemnified party unrelated to the size of such penalty or fine or (iii) could result in an equitable remedy which would materially impair the indemnified party's ability to exercise its rights under this Agreement, or impair ICC's right or ability to operate the Company. If an indemnifying party assumes the defense of such third party claim or Proceeding, such indemnifying party shall agree prior thereto, in writing, that it is liable under this Section 11 to indemnify the indemnified party in accordance with the terms contained herein in respect of such claim or Proceeding, shall conduct such defense diligently, shall have full and complete control over the conduct of such claim or Proceeding on behalf of the indemnified party and shall, in his or her or its sole discretion, have the right to decide all matters of procedure, strategy, substance and settlement relating to such claim or Proceeding; provided, however, that any counsel chosen by such indemnifying party to conduct such defense shall be reasonably satisfactory to the indemnified party. The indemnified party may participate in such claim or Proceeding and retain separate co-counsel at its sole cost and expense (except that the indemnifying party shall be responsible for the reasonable fees and expenses of one separate co-counsel for the indemnified party to the extent the indemnified party is advised by its counsel that the counsel the indemnifying party has selected has a conflict of interest) and the indemnifying party will not without the written consent of the indemnified party consent to the entry of any judgment or enter into any settlement with respect to the matter which does not include a provision whereby the plaintiff or the claimant in the matter releases the indemnified party from all liability with respect thereto. Failure by an indemnifying party to notify the indemnified party of its election to defend any such claim or Proceeding by a third party within thirty (30) days after notice thereof shall have been given to such indemnifying party by the indemnified party shall be deemed a waiver by such indemnifying party of its right to defend such claim or Proceeding. In the event more than one of the Sellers is the indemnifying party, then the Sellers shall appoint one of them to act on behalf of such Sellers in connection with the defense of any third-party claim or Proceeding pursuant to this Section 11.4.

            (b) If no indemnifying party is permitted or elects to assume the defense of any such claim or Proceeding by a third party, the indemnified party shall diligently defend against such claim or Proceeding in such manner as it may deem appropriate and, in such event, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party and its affiliates in connection with the defense against such claim or Proceeding, as such costs and expenses are incurred. Any counsel chosen by such indemnified party to conduct such defense must be reasonably satisfactory to the indemnifying party or parties, and only one counsel (in addition to local counsel, if required) shall be retained to represent all indemnified parties in an action (except that if litigation is pending in more than one jurisdiction with respect to an action, one such counsel may be retained in each jurisdiction in which such litigation is pending).

            (c) The indemnified party will cooperate in all reasonable respects with any indemnifying party in the conduct of any claim or Proceeding as to which such indemnifying party assumes the defense. For the cooperation of the indemnified party pursuant to this Section 11.4, the indemnifying party or parties shall promptly reimburse the indemnified party for all reasonable out-of-pocket costs and expenses, legal or otherwise, incurred by the indemnified party or its affiliates in connection therewith, as such costs and expenses are incurred.

12.   GENERAL PROVISIONS

      12.1 EXPENSES

      Except as otherwise expressly provided in this Agreement, each party to this Agreement will bear its respective expenses incurred in connection with the preparation, execution, delivery and performance of this Agreement, including all fees and expenses of agents, representatives, counsel and accountants.

      12.2 PUBLIC ANNOUNCEMENTS

      Unless required by law or by the NASD, any public announcement or similar publicity with respect to this Agreement, the Closing or the transactions contemplated hereby will be issued, if at all, at such time and in such manner as ICC determines with the concurrence of the Company, which concurrence shall not be unreasonably withheld or delayed by the Company. Unless disclosure is consented to by ICC in advance or required by law, the Sellers and the Company shall keep this Agreement strictly confidential and may not make any disclosure of this Agreement to any Person. The Sellers and ICC will consult with each other concerning the means by which the Company's employees, customers and suppliers and others having dealings with the Company will be informed of this Agreement, the Closing and the transactions contemplated by this Agreement, and representatives of ICC may at its option be present for any such communication.

      12.3 NOTICES

      All notices, consents, waivers, and other communications under this Agreement must be in writing and will be deemed to have been duly given when (a) delivered by hand (with written confirmation of receipt), (b) sent by fax (with written confirmation of receipt), provided that a copy is mailed by registered mail, return receipt requested, or (c) when received by the addressee, if sent by a nationally recognized overnight delivery service (receipt requested), in each case to the appropriate addresses or fax numbers set forth below (or to such other address, person's attention or fax number as a party may designate by notice to the other parties given in accordance with this Section 12.3):

            (a) If to ICC or Buyer:

                  Internet Commerce Corporation
                  805 Third Avenue
                  New York, NY 10022
                  Telecopier No.:  (212) 271-8580
                  Telephone No.:  (212) 271-7640
                  Attention:  Dr. Geoffrey S. Carroll

            With a copy to:

                  Kramer Levin Naftalis & Frankel LLP
                  919 Third Avenue

                  New York, NY  10022
                  Telecopier No.:  (212) 715-8000
                  Telephone No.:  (212) 715-9288
                  Attention:  Peter S. Kolevzon, Esq.

            (b) If to the Company:

                  Research Triangle Commerce, Inc.
                  201 Shannon Oaks Circle
                  Cary, North Carolina 27511
                  Telecopier No.:  (919) 657-1502
                  Telephone No.:  (919) 657-1400
                  Attention:  Jeffrey W. LeRose

            With a copy to:

                  Kilpatrick Stockton LLP
                  3737 Glenwood Avenue, Suite 400
                  Raleigh, North Carolina 27612
                  Telecopier No.: (919) 420-1800
                  Telephone No.: (919) 420-1700
                  Attention:  James F. Verdonik, Esq.

            (c) If to any Seller, to the address or fax number and person's attention set forth opposite such Sellers name on the signature pages of this Agreement.

      12.4 FURTHER ASSURANCES

      The parties agree upon request to each other to (a) furnish such further information, (b) execute and deliver to each other such other documents and instruments, and (c) do such other acts and things, all as the other party may reasonably request for the purpose of carrying out the intent of this Agreement and to put ICC in control of the operations of the Company.

      12.5 WAIVER

      Neither the failure nor any delay by any party in exercising any right, power or privilege under this Agreement or the documents referred to in this Agreement will operate as a waiver of such right, power or privilege.

      12.6 ENTIRE AGREEMENT AND MODIFICATION

      This Agreement supersedes all prior agreements between the parties with respect to its subject matter (including any correspondence among ICC, Buyer, the Company and the Sellers) and constitutes (along with the documents referred to in this Agreement) the entire agreement among the parties with respect to its subject matter. This Agreement may not be amended, and no provision hereof may be waived, except by a written agreement executed by the party to be charged with the amendment or waiver.

      12.7 ASSIGNMENTS, SUCCESSORS, AND NO THIRD-PARTY RIGHTS

      No party may assign any of its rights under this Agreement without the prior written consent of the other parties except that ICC may assign any of its rights, but not its obligations, under this Agreement to any direct wholly owned Subsidiary of ICC. Subject to the preceding sentence, this Agreement will apply to, be binding in all respects upon, and inure to the benefit of the successors and permitted assigns of the parties and their respective heirs and personal representatives. Nothing expressed or referred to in this Agreement will be construed to give any Person other than the parties to this Agreement and the Persons contemplated by Section 11 any legal or equitable right, remedy or claim under or with respect to this Agreement or any provision of this Agreement.

      12.8 SEVERABILITY

      If any provision of this Agreement or the application of any such provision to any party or circumstances shall be determined by any court of competent jurisdiction to be invalid or unenforceable to any extent, the remainder of this Agreement, or the application of such provision to such person or circumstances other than those to which it is so determined to be invalid or unenforceable, shall not be affected thereby, and each provision hereof shall be enforced to the fullest extent permitted by law. If the final judgment of a court of competent jurisdiction declares that any item or provision hereof is invalid or unenforceable, the parties hereto agree that the court making the determination of invalidity or unenforceability shall have the power, and is hereby directed, to reduce the scope, duration or area of the term or provision, to delete specific words or phrases and to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Agreement shall be enforceable as so modified.

      12.9 SECTION HEADINGS, CONSTRUCTION

      The headings of Sections in this Agreement are provided for convenience only and will not affect its construction or interpretation. In this Agreement
(i) words denoting the singular include the plural and vice versa, (ii) "it" or "its" or words denoting any gender include all genders, (iii) the word "including" shall mean "including without limitation," whether or not expressed, (iv) any reference to a statute shall mean the statute and any regulations thereunder in force as of the date of this Agreement or the Closing Date, as applicable, unless otherwise expressly provided, (v) any reference herein to a Section, Article, Schedule or Exhibit refers to a Section or Article of or a Schedule or Exhibit to this Agreement, unless otherwise stated, and (vi) when calculating the period of time within or following which any act is to be done or steps taken, the date which is the reference day in calculating such period shall be excluded and if the last day of such period is not a business day, then the period shall end on the next day which is a business day. Each party acknowledges that he, she or it has been advised and represented by counsel in the negotiation, execution and delivery of this Agreement and accordingly agrees that if an ambiguity exists with respect to any provision of this Agreement, such provision shall not be construed against any party because such party or its representatives drafted such provision.

      12.10 GOVERNING LAW; JURISDICTION

      This Agreement will be governed by the internal laws of the State of New York without regard to principles of conflict of laws. In the event of any controversy or claim arising out of or relating to this Agreement or the breach or alleged breach hereof, each of the parties irrevocably (i) submits to the non-exclusive jurisdiction of the U.S. District Court for the Southern District of New York (or, if such court does not have jurisdiction, the courts of the State of New York), (ii) waives any objection which it may have at any time to the laying of venue of any action or proceeding brought in any such court, (iii) waives any claim that such action or proceeding has been brought in an inconvenient forum and (iv) agrees that service of any summons and complaint or other process in any such action or proceeding may be made by ICC upon either Seller by registered or certified mail directed to such Seller as provided in
Section 12.3, each Seller hereby waiving personal service thereof, and that such service shall be deemed good, proper and effective service upon such party.

      12.11 COUNTERPARTS

      This Agreement may be executed in one or more counterparts, each of which will be deemed to be an original copy of this Agreement and all of which, when taken together, will be deemed to constitute one and the same agreement.

                [Remainder of the page intentionally left blank]

      IN WITNESS WHEREOF, the parties have executed and delivered this Agreement as of the date first written above.

                                    INTERNET COMMERCE CORPORATION


                                    By:
                                          --------------------------------------
                                          Dr. Geoffrey S. Carroll
                                          President and Chief Executive Officer


                                    ICC ACQUISITION CORPORATION, INC.


                                    By:
                                          --------------------------------------
                                          Dr. Geoffrey S. Carroll
                                          President

                                    RESEARCH TRIANGLE COMMERCE, INC.


                                    By:
                                          --------------------------------------
                                          Jeffrey W. LeRose
                                          President and Chief Executive Officer

                                     SELLERS

                                     --------------------------------------
                                     Jeffrey W. LeRose

                                     BLUE WATER VENTURE FUND II, L.L.C.


                                    By:
                                          --------------------------------------
                                          Kim Cooke
                                          Managing Director